UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tredegar Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1100 Boulders Parkway
Richmond, Virginia 23225

Annual Meeting of Shareholders

April 14, 2009

To Our Shareholders:

          We invite you to attend the Annual Meeting of Shareholders to be held at Lewis Ginter Botanical Garden, 1800 Lakeside Avenue, Richmond, Virginia, 23228, on Tuesday, May 19, 2009, at 9:00 a.m., Eastern Daylight Time. A formal notice of the meeting, a proxy statement and a proxy form are enclosed. You are being asked to elect the three directors identified in the proxy statement, approve the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan, and ratify the appointment of Tredegar’s independent registered public accounting firm for the coming year and conduct any other business properly raised at the meeting.

          Please complete, sign, date and return the enclosed proxy form promptly using the enclosed self-addressed, stamped envelope, regardless of whether you plan to attend the meeting. You may still vote in person at the meeting, even if you return the proxy.

          On behalf of our Board of Directors, management and employees of Tredegar Corporation, I thank you for your continued support and confidence in our company.

Sincerely yours,

Richard L. Morrill
Chairman of the Board

Your vote is important. Please sign and date the enclosed proxy card and return it promptly in the envelope provided to ensure that your shares will be represented at the annual meeting. Holders of a majority of the outstanding shares entitled to vote must be present either in person or by proxy for the meeting to be held. If you attend the meeting and vote your shares, any previously submitted proxies will be revoked.

TREDEGAR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	Tuesday, May 19, 2009, at 9:00 a.m., Eastern Daylight Time

PLACE:	Lewis Ginter Botanical Garden
1800 Lakeside Avenue
Richmond, Virginia 23228
(see directions on reverse)

ITEMS OF BUSINESS:	1.	To elect the three directors identified in the proxy statement to serve until the 2012 annual meeting and until their successors are elected;

	2.	To approve the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan;

	3.	To ratify the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

	4.	To conduct any other business properly raised at the annual meeting or any adjournments of the annual meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on March 27, 2009.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about April 14, 2009.

By Order of the Board of Directors

A. Brent King
Vice President, General Counsel and Secretary

Directions to
Lewis Ginter Botanical Garden

From I-95 North

From I-95 North, take the Lakeside Avenue exit (Exit 80). Keep to the right and turn right at the first stoplight onto Lakeside Avenue. Follow Lakeside Avenue to the Garden entrance just after you cross the intersection at Lakeside Avenue and Hilliard Road.

From I-95 South

From I-95 South, take the Parham Road West exit (Exit 83B). On Parham Road, quickly get into the far left lane. At the second stoplight, take a left onto Brook Road (also known as Route 1 South). At the third stoplight, take a right onto Lakeside Avenue. The Garden entrance will be on your right as you go down Lakeside Avenue.

From I-64 East

From I-64 East, get onto I-95 North to Washington, D.C. and follow directions above from I-95 North.

From I-64 West

From I-64 West, get onto I-95 North to Richmond and follow directions above from I-95 North.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS
TREDEGAR CORPORATION

To be held May 19, 2009

Approximate date of mailing—April 14, 2009

VOTING INFORMATION

The Board of Directors (or Board) of Tredegar Corporation, a Virginia corporation (or Tredegar, we, our or us), is soliciting your proxy for the annual meeting of shareholders to be held on Tuesday, May 19, 2009. This proxy statement and proxy form contain information about the items you will be voting on at the annual meeting.

Who may vote?

You may vote if you owned shares of Tredegar common stock on March 27, 2009, the date our Board established for determining shareholders entitled to vote at the annual meeting. On that date, there were 33,930,196 outstanding shares of Tredegar common stock. You are entitled to one vote for each share of Tredegar common stock you own.

What are the proposals shareholders will be voting on at the annual meeting?

You will be voting on the following:

•	the election of the three directors identified in this proxy statement to serve until the 2012 annual meeting;

•	the approval of Tredegar’s Amended and Restated 2004 Equity Incentive Plan;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (or PwC) as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	any other business properly raised at the annual meeting or any adjournments of the annual meeting.

How do I vote my shares?

You may vote your shares as follows:

•

You may vote in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote your shares by proxy. If your shares of Tredegar common stock are registered directly in your name with National City, our transfer agent, and you desire to vote in person at the annual meeting, you will be able to request a ballot at the annual meeting. If your shares of Tredegar common stock are held in street name with a brokerage firm and you desire to vote in person at the annual meeting, you will need to obtain a legal proxy from the brokerage firm. You should contact your brokerage firm for further information.

•	You may vote by mail by completing, signing, dating and returning the enclosed proxy in the self-addressed, stamped envelope provided.

What constitutes a quorum for the annual meeting?

A quorum is a majority of the outstanding shares of Tredegar common stock, present in person or represented by proxy at the annual meeting. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter at the annual meeting are included in determining the number of shares present. Shares held of record by a broker or its nominee that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present. A quorum is necessary to conduct business at the annual meeting.

What are my voting choices when voting on the director nominees?

In the vote on the election of our director nominees, you may:

•	vote for all nominees;

•	withhold votes as to all nominees; or

•	withhold a vote as to one or more specific nominees.

A nominee is elected to our Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Signing and returning your proxy card will constitute a vote “for” all of the nominees unless your proxy specifies that you are withholding authority to vote for any of the nominees. Any votes withheld will not be counted in determining the number of votes cast. In the event that any nominee for director is unavailable for election, our Board may either reduce the number of directors or choose a substitute nominee. If our Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

Our Board recommends that you vote “FOR” all of the nominees.

What are my voting choices when voting for the approval of the Amended and Restated 2004 Equity Incentive Plan?

In the vote on the approval of Tredegar’s Amended and Restated 2004 Equity Incentive Plan (or the Amended and Restated 2004 Plan), you may:

•	vote for the approval of the Amended and Restated 2004 Plan;

•	vote against the approval of the Amended and Restated 2004 Plan; or

•	abstain from voting on the Amended and Restated 2004 Plan.

The Amended and Restated 2004 Plan must be approved by the holders of a majority of the total votes cast on the Amended and Restated 2004 Plan at the annual meeting, provided that the total votes cast on the Amended and Restated 2004 Plan represents over 50 percent of the number of shares entitled to vote on this proposal.

Our Board recommends that the shareholders vote “FOR” the approval of the Amended and Restated 2004 Equity Incentive Plan.

What are my voting choices when voting on the ratification of the appointment of PwC as our independent registered public accounting firm?

In voting on the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2009, you may:

•	vote for the ratification of the appointment of PwC;

•	vote against the ratification of the appointment of PwC; or

•	abstain from voting on the ratification of the appointment of PwC.

The ratification of the appointment of PwC as our independent registered public accounting firm requires that the number of votes cast “for” the ratification exceeds the number of votes cast “against” the ratification.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Will my shares be voted if I do not return my proxy?

If you are a Tredegar shareholder whose stock is registered directly in your name with National City, our transfer agent, and you do not provide your signed proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement and will not be voted.

If you are a Tredegar shareholder whose stock is held in street name with a brokerage firm, your broker may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” We believe that the election of directors and the ratification of the appointment of the independent registered public accounting firm are routine matters on which brokers are permitted to vote on behalf of their clients if their clients do not furnish voting instructions.

The rules of the New York Stock Exchange, however, do not permit your broker to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” The proposal relating to the approval of the Amended and Restated 2004 Plan is considered a non-routine matter.

Abstentions, broker non-votes and, with respect to the election of directors, withhold votes will not affect the outcome of the vote on the election of directors and the ratification of the appointment of PwC.

Under the rules of the New York Stock Exchange, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the Amended and Restated 2004 Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes cast on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the Amended and Restated 2004 Plan, provided that the total votes cast on this proposal represents over 50 percent of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the Amended and Restated 2004 Plan.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before it is voted at the annual meeting. You can change or revoke your proxy by (1) voting in person at the annual meeting, (2) delivering another later dated proxy or (3) notifying Tredegar’s Corporate Secretary in writing that you want to change or revoke your proxy. Attendance at the annual meeting will not by itself revoke a proxy. All signed proxies that have not been revoked will be voted at the annual meeting. If your proxy contains any specific voting instructions, they will be followed. However, if you sign and return your proxy without providing specific voting instructions, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections. If no specific instruction is given or selection made, it is intended that all proxies signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the approval of the Amended and Restated 2004 Plan and “FOR” the ratification of PwC.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, National City, or with one or more brokerage firms. To vote all your shares, you will need to sign and return all proxy cards. We encourage you to consolidate your accounts with the same name and address with National City in a single account whenever possible. For additional information, please contact our transfer agent at 1-800-622-6757.

Who pays for the solicitation of proxies?

We will pay the cost of soliciting proxies and may use employees to solicit proxies by mail, in person or by telephone. We have engaged The Altman Group, Inc. to solicit proxies from brokers, nominees, fiduciaries and other custodians. We will pay Altman $5,000 for its services and will reimburse Altman for its out-of-pocket expenses, including mailing, copying, phone calls, faxes and other matters, and will indemnify Altman against any losses arising out of that firm’s proxy soliciting services on our behalf.

How do I communicate with the Board of Directors?

Our Board has unanimously approved a process for shareholders to send communications to our Board and individual directors. Shareholders can communicate in writing to our Board and, if applicable, any Board Committee or specified individual directors by either mailing communications c/o Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225, Attention: Corporate Secretary, or by sending an e-mail to the following address: directors@tredegar.com. As noted elsewhere in this proxy, you may use these same means to communicate with non-management directors, individually or as a group. We will forward communications to the intended recipient(s), although we screen mail for security purposes.

Where can I find Tredegar’s corporate governance materials?

Our Governance Guidelines, Code of Conduct and the charters of our Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee are available on our website at www.tredegar.com by selecting “Corporate Governance” under “About Tredegar,” and are available in print to any shareholder upon request by contacting our investor relations department as described in “How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other financial information?” below.

How may I obtain Tredegar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other financial information?

We have enclosed a copy of our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2009

The proxy statement and the 2008 Annual Report are available at www.tredegar.com under “Investor Relations.”

Shareholders may request additional copies of the 2008 Form 10-K (including the financial statements and financial statement schedules), without charge, from:

Tredegar Corporation
Attention: Investor Relations
1100 Boulders Parkway
Richmond, Virginia 23225
1-800-411-7441
invest@tredegar.com

We will deliver a list of exhibits to the 2008 Form 10-K, showing the cost of each, with the copy of the 2008 Form 10-K. We will provide any of the exhibits upon payment of the charge noted on the list. Exhibits to the 2008 Form 10-K are also available on the Securities and Exchange Commission’s website at www.sec.gov.

May shareholders ask questions at the annual meeting?

Yes. At the end of the annual meeting, we will give shareholders attending the meeting the opportunity to ask questions.

Will Tredegar’s directors be present at the annual meeting?

Yes. It is our policy that our directors attend the annual meeting of shareholders.

Is it possible to receive future mailings electronically?

Yes. If you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please check the appropriate box and provide your e-mail address on your proxy card. When future shareholder communications become available, you will receive an e-mail letting you know that you may access and download the documents from Tredegar’s website at www.tredegar.com. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to us at the address noted above.

What if I have questions for Tredegar’s transfer agent?

You can contact our transfer agent directly with questions concerning stock certificates, dividend checks, transfer of ownership, our dividend reinvestment and stock purchase plan or other matters relevant to your Tredegar shareholder account at:

National City
(now a part of PNC)
Shareholder Services Operations
P.O. Box 92301 (Locator 01-5352)
Cleveland, OH 44101-4301
Telephone: 1-800-622-6757
Fax: 1-216-257-8508
E-mail: shareholder.inquiries@nationalcity.com

Can I access my Tredegar account online?

Yes. If you are a shareholder of record, you can access your Tredegar shareholder account online via StockAccess at www.ncstockaccess.com, a service provided by our transfer agent, National City. This service makes it easy and convenient to get current information on your shareholder account, such as:

•	Review share balances	•	Review dividend payment history

•	Review certificate history	•	Enroll in our dividend reinvestment plan

•	Review 1099 tax information	•	Request direct deposit of dividends

•	Change mailing address	•	Obtain shareholder forms and instructions

You may also access this site by visiting our website at www.tredegar.com and selecting “Shareholder Services” under “Investor Relations.” If you have any questions or need assistance (including obtaining a new personal identification (PIN) number), please contact National City’s Shareholder Services Group at 1-800-622-6757.

ELECTION OF DIRECTORS

          Our Board is divided into three classes of directors. Each class of directors serves for three years. The term for each class is staggered so that one class is elected at each annual meeting. Certain circumstances could cause the terms of our directors to vary and the classes of directors to change if a director is elected for less than a three-year term.

          The terms of three of our present directors, Messrs. Austin Brockenbrough, III, William M. Gottwald and Richard L. Morrill, will expire at the 2009 annual meeting. Upon the recommendation of the Nominating and Governance Committee, Messrs. Brockenbrough, Gottwald and Morrill have been nominated by the Board for election at the 2009 annual meeting for terms expiring at the 2012 annual meeting.

          Should all the nominees be elected to our Board, the director classes after the 2009 annual meeting will be as follows:

Class I	Class II	Class III

Terms expiring at 2011 annual meeting	Terms expiring at 2012 annual meeting	Terms expiring at 2010 annual meeting

George A. Newbill	Austin Brockenbrough, III	Donald T. Cowles
Norman A. Scher	William M. Gottwald	John D. Gottwald
R. Gregory Williams	Richard L. Morrill	Thomas G. Slater, Jr.

Our Board recommends that you vote “FOR” all of the nominees.

TREDEGAR’S BOARD OF DIRECTORS

          Following is certain information concerning the nominees as well as the directors whose terms of office will continue after the annual meeting:

Austin Brockenbrough, III, 72

Managing Director and President of Lowe, Brockenbrough & Company, Inc., a private investment counseling firm, since 1970. Other directorship: Trustee of The Williamsburg Investment Trust, a registered investment management company. Director since 1993. Term expires 2009.

Donald T. Cowles, 62

Retired, having served previously as Executive Director, Initiatives of Change, Inc., a not-for-profit network working for a more inclusive American society, from January, 2006 until June, 2008. Has also served as a consultant since 2001. Director since 2003. Term expires 2010.

John D. Gottwald, 54

President and Chief Executive Officer of Tredegar since March 1, 2006, having served previously as Chairman of the Board of Tredegar from September 10, 2001 until March 1, 2006. Director since 1989. Term expires 2010.

William M. Gottwald, 61

Vice Chairman of the Board of Tredegar, having served previously as Chairman of the Board of Directors of Albemarle Corporation, a specialty chemicals company (Albemarle) from 2001 until 2008. Other directorship: Albemarle. Director since 1997. Term expires 2009.

Richard L. Morrill, 69

Chairman of the Board of Tredegar since March 1, 2006, and Chancellor of the University of Richmond since June 1, 2004, having served previously as Chancellor of the University of Richmond and Distinguished University Professor of Ethics and Democratic Values, University of Richmond, from July 1, 1998 until June 1, 2004. Other directorships: Albemarle and Trustee of The Williamsburg Investment Trust. Director since 1997. Term expires 2009.

George A. Newbill, 66

Retired, having served previously as Executive Vice President of Albemarle from August, 2007 until February 29, 2008 and as Senior Vice President – Manufacturing Operations of Albemarle from January, 2004 until August, 2007. Term expires 2011.

Norman A. Scher, 71

Vice Chairman of the Board of Tredegar since March 1, 2006, having served previously as President and Chief Executive Officer of Tredegar from September 10, 2001 until March 1, 2006. Other directorship: Alliance One International, Inc., an international leaf tobacco merchant. Director since 1989. Term expires 2011.

Thomas G. Slater, Jr., 65 Partner of Hunton & Williams LLP, a law firm, since 1976. Director since 1998. Term expires 2010.

R. Gregory Williams, 57 President of CCA Financial Services, LLC, a technology equipment leasing company, since 1984. Director since 2002. Term expires 2011.

          Messrs. John D. Gottwald and William M. Gottwald are brothers. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters.

          Our Board has affirmatively determined that the following members of our Board are independent, as that term is defined under the general independence standards of the New York Stock Exchange listing standards and our Governance Guidelines:

Austin Brockenbrough, III
Donald T. Cowles
Richard L. Morrill
George A. Newbill
R. Gregory Williams

          Our Board has adopted, as part of our Governance Guidelines, categorical standards to assist it in making these independence determinations. All of the directors and the nominees identified as “independent” in this proxy statement meet these categorical standards, which are available on our website at www.tredegar.com by selecting “Corporate Governance” under “About Tredegar.”

BOARD COMMITTEES

          The following table provides an overview of the membership, responsibilities and number of meetings held in 2008 of all of the committees of our Board. Each of the Audit Committee, Executive Compensation Committee and Nominating and Governance Committee of our Board operates under a charter approved by our Board. The committee charters are available on our website and are also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement. Each of the committees periodically reviews its respective committee charter and, if appropriate, recommends revisions thereto to our Board.

Committee and Members	Functions*	Number of Meetings

AUDIT: Austin Brockenbrough, III Donald T. Cowles R. Gregory Williams**	Reviews and oversees financial reporting, policies, procedures and internal controls	5

	Retains independent registered public accounting firm

	Oversees activities of independent registered public accounting firm

	Oversees internal audit function

	Oversees legal and regulatory compliance and adherence to our Code of Conduct

	Reviews related-person transactions

	Receives from and discusses with independent registered public accounting firm written disclosures as to independence

	Prepares the Audit Committee report for inclusion in the annual proxy statement

	Establishes procedures for complaints received regarding our accounting, internal accounting controls and auditing matters

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Functions*	Number of Meetings

EXECUTIVE COMPENSATION: Donald T. Cowles Richard L. Morrill** George A. Newbill	Approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates our Chief Executive Officer’s performance in light of those goals and objectives	4
	Determines and approves Chief Executive Officer compensation, including base salary and incentive awards

	Approves the salaries and incentive awards of executive officers

	Grants awards under our equity incentive plans

	Reviews and discusses with our management the Compensation Discussion and Analysis

	Based on such review and discussion, determines whether to recommend to our Board that the Compensation Discussion and Analysis be included in the annual proxy statement

	Prepares the Executive Compensation Committee report for inclusion in the annual proxy statement

EXECUTIVE: John D. Gottwald** William M. Gottwald Norman A. Scher	Acts on our Board’s behalf in accordance with our By-laws, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of executive officers	2

INVESTMENT POLICY: Austin Brockenbrough, III** Donald T. Cowles Richard L. Morrill	Administers our Investment Conflict of Interest Policy Reviews and acts upon requests by our directors, officers, and employees to (1) co-invest in investments we are considering or (2) dispose of any such co-investment. Our Investment Policy Committee received no such requests during 2008.	0

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

Committee and Members	Functions*	Number of Meetings

NOMINATING AND GOVERNANCE: Austin Brockenbrough, III** Richard L. Morrill R. Gregory Williams	Reviews the size and composition of our Board to ensure a balance of appropriate skills and characteristics Develops criteria for director nominees	3
	Recruits new directors, considers director nominees recommended by shareholders and others and recommends nominees for election as directors, all in accordance with the director selection criteria

	Makes recommendations regarding term of office and classification and approves compensation of directors, including the compensation of our Chairman and any Vice Chairman

	Reviews our Code of Conduct, Governance Guidelines and other governance matters, and makes sure policies are properly communicated and consistently enforced

	Makes recommendations regarding composition of our Board committees

	Recommends actions to increase our Board’s effectiveness

	Oversees the evaluation of our Board and management

* We recommend that shareholders review the charters for our Audit Committee, Executive Compensation Committee and Nominating and Governance Committee for a full description of the respective committee’s responsibilities.

** Committee Chairperson

COMPENSATION OF DIRECTORS

Director Compensation Table

          The following table presents information relating to total compensation of our directors, other than the Chief Executive Officer, for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Change in Pension Value and Non- qualified Deferred Compensation Earnings	Option Awards	All Other Compen- sation	Total

	($)	($)	($)	($)	($)	($)

Horst R. Adam	12,414	7,077	-0-	-0-	-0-	19,491
Austin Brockenbrough, III	44,139	19,986	-0-	-0-	-0-	64,125
Donald T. Cowles	43,139	19,986	-0-	-0-	-0-	63,125
William M. Gottwald	34,514	19,986	-0-	-0-	-0-	54,500
Richard L. Morrill	62,639	19,986	-0-	-0-	-0-	82,625
George A. Newbill	22,600	12,909	-0-	-0-	-0-	35,509
Norman A. Scher(2)	219,917	-0-	26,006 (3)	-0-	14,830 (4)	260,753
Thomas G. Slater, Jr.	30,014	19,986	-0-	-0-	-0-	50,000
R. Gregory Williams	47,014	19,986	-0-	-0-	-0-	67,000

          (1)          As part of their 2008 annual retainer, each non-employee director received quarterly grants of Tredegar common stock under the Tredegar Corporation 2004 Equity Incentive Plan (or the 2004 Plan). Each non-employee director received a number of shares of Tredegar common stock equal as nearly as possible to but not to exceed $5,000, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, the dates of grant. Based on this calculation, each non-employee director, except Messrs. Adam and Newbill, received 274 shares of Tredegar common stock on March 31, 2008, 340 shares of Tredegar common stock on June 30, 2008, 281 shares of Tredegar common stock on September 30, 2008, and 275 shares of Tredegar common stock on December 31, 2008. Due to the resignation of Mr. Adam and election of Mr. Newbill to the Board of Directors as of the 2008 annual meeting, Mr. Adam received 274 shares of Tredegar common stock on March 31, 2008 and 142 shares of Tredegar common stock on June 30, 2008. Mr. Newbill received 198 shares of Tredegar common stock on June 30, 2008, 281 shares of Tredegar common stock on September 30, 2008, and 275 shares of Tredegar common stock on December 31, 2008. The amounts set forth above represent the dollar amount we recognized for financial reporting purposes with respect to the fiscal year ended December 31, 2008 computed in accordance with FAS 123R for the shares of Tredegar common stock awarded to each non-employee director under the terms of the 2004 Plan, based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, the respective dates of grant. The following table presents (a) the grant date fair value computed in accordance with FAS 123R of each grant of shares of Tredegar common stock awarded to each director identified above during the fiscal year ended December 31, 2008 and (b) the aggregate number of unvested stock awards held by each director identified above as of December 31, 2008:

Name	Grant Date	Grant Date Fair Value ($)	Total Stock Awards Held (#)
Mr. Adam	March 31, 2008	4,990	-0-
	June 30, 2008	2,087

Mr. Brockenbrough	March 31, 2008	4,990	-0-
	June 30, 2008	4,998
	September 30, 2008	4,999
	December 31, 2008	5,000

Mr. Cowles	March 31, 2008	4,990	-0-
	June 30, 2008	4,998
	September 30, 2008	4,999
	December 31, 2008	5,000

Mr. William M. Gottwald	March 31, 2008	4,990	-0-
	June 30, 2008	4,998
	September 30, 2008	4,999
	December 31, 2008	5,000

Mr. Morrill	March 31, 2008	4,990	-0-
	June 30, 2008	4,998
	September 30, 2008	4,999
	December 31, 2008	5,000

Mr. Newbill	June 30, 2008	2,911	-0-
	September 30, 2008	4,999
	December 31, 2008	5,000

Mr. Scher	N/A	-0-	14,000

Mr. Slater	March 31, 2008	4,990	-0-
	June 30, 2008	4,998
	September 30, 2008	4,999
	December 31, 2008	5,000

Mr. Williams	March 31, 2008	4,990	-0-
	June 30, 2008	4,998
	September 30, 2008	4,999
	December 31, 2008	5,000

          (2)          In consideration of Mr. Scher’s service to Tredegar as an employee during 2008, Mr. Scher was paid a salary of $179,917 and a bonus of $40,000. Mr. Scher does not receive any additional compensation for his services as a director.

          (3)          The actuarial present value of Mr. Scher’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) decreased by $10,363 and his benefit under the Tredegar Corporation Retirement Income Plan (or the Pension Plan) decreased by $12,362. These amounts represent the change in actuarial present value in the above plans from December 31, 2007 to December 31, 2008. The decrease in actuarial present value in these plans was offset by the $48,731 cash payments from the Pension Plan. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Scher, we have used the following assumptions:

	12/31/2006	12/31/2007	12/31/2008

Discount Rate	5.75%	6.25%	6.50%

Mortality Table	RP-2000 Combined Healthy Mortality Table, projected with Scale AA to 2008

Retirement Age	Age 60, or current age, if older

Preretirement Decrements	None

Payment Option	Single life annuity with five years of benefits guaranteed

          Benefit accruals under the Restoration Plan were frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated by reference into this proxy statement. We froze the benefit available under the Restoration Plan on December 31, 2005.

          Mr. Scher was required to commence his benefit under the Pension Plan in November, 2007. He received a total of $48,731 from the Pension Plan during 2008.

          (4)          This amount includes matching contributions under the Tredegar Corporation Retirement Savings Plan of $8,020, and contribution and dividends under the Savings Plan Benefit Restoration Plan of $4,570. All other compensation also includes the dividends on the shares of restricted stock of $2,240.

Compensation of Directors

          Our Nominating and Governance Committee (or the Governance Committee) determines and approves director compensation, including retainers and meeting fees as well as salaries and other compensation for directors who are employees of Tredegar (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee). Under its charter, our Governance Committee may delegate these responsibilities to a subcommittee of the Committee created and approved by our Governance Committee. Any such subcommittee must be composed entirely of independent directors and operate under a written charter. Under our Governance Guidelines, the Governance Committee has the authority to retain independent advisors, including compensation consultants. For 2008, our Governance Committee did not engage any compensation consultants for purposes of its review and determination of director compensation.

          Non-employee directors and committee members receive the following annual retainers, payable in equal quarterly installments in arrears, for their service on Tredegar’s Board:

Non-Employee Director	$50,000
Chairman of the Board	$20,000
Audit Committee Chairperson	$14,000
Non-Chair Member of the Audit Committee	$7,500
Executive Compensation Committee Chairperson	$9,000
Non-Chair Member of the Executive Compensation Committee	$5,000
Nominating and Governance Committee Chairperson	$6,000
Non-Chair Member of the Nominating and Governance Committee	$3,000
Member of the Executive Committee	$4,500
Member of the Investment Policy Committee	$625

          The retainer for non-employee directors is paid $30,000 in cash and $20,000 in the form of a stock award. The stock award is determined based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on the date of grant.

          Retainers for our Chairman of the Board and Committee chairpersons commence after our Board elects members to these positions.

Outside Director Stock Ownership Guidelines

          Under Tredegar’s Outside Director Stock Ownership Guidelines, which our Board adopted on March 1, 2006, all of our non-employee directors are to achieve ownership of Tredegar common stock in an amount equal to at least three times that director’s base annual cash retainer. Directors have three years from the later of the adoption of the Guidelines or their election to the Board to satisfy 50% of the requirement and six years to satisfy the full requirement. All of our directors, with the exception of Mr. Newbill who joined the Board following his election at the 2008 annual meeting, have satisfied the full stock ownership requirement.

Tredegar Corporation 2004 Equity Incentive Plan

          For 2008, our Board approved quarterly stock awards of shares of Tredegar common stock to each non-employee director under the Tredegar Corporation 2004 Equity Incentive Plan (or the 2004 Plan). Each quarterly stock award became fully vested and transferable immediately upon the date of grant. For a further discussion of the 2004 Plan, see “Compensation of Executive Officers — Tredegar Corporation 2004 Equity Incentive Plan” beginning on page 40 of this proxy statement.

BOARD MEETINGS, MEETINGS OF NON-MANAGEMENT DIRECTORS AND BOARD COMMITTEES

          Our Board held five meetings in 2008. Each director attended all five Board meetings, except Mr. Adam, who attended all Board meetings prior to his resignation from the Board at the 2008 annual meeting of shareholders, and Mr. Newbill, who attended all Board meetings held after his election to the Board at Tredegar’s 2008 annual meeting. Each director attended all meetings held in 2008 of Board committees of which the director was a member.

          The non-management directors of our Board meet regularly in private session. Our Board has determined that our Chairman of the Board should chair all meetings of non-management directors, as provided in our Governance Guidelines. During these meetings, the chairperson has the power to lead the meeting, set the agenda and determine the information to be provided, but all non-management directors are encouraged to and do suggest topics for discussion and identify materials and other information for review. In addition, our independent directors also meet as a group from time to time. The chairperson of our Nominating and Governance Committee chairs the meetings of independent directors.

          Shareholders and other interested persons may contact the non-management directors (as a group) or the chairman (individually) in writing through one of the means described under “Voting Instructions — How do I communicate with the Board of Directors ?” on page 4 of this proxy statement.

Executive Compensation Committee Matters

          As noted above, our Executive Compensation Committee currently consists of Messrs. Richard L. Morrill (Chairman), Donald T. Cowles and George A. Newbill. The functions of our Executive Compensation Committee are more fully described under “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement and in the Executive Compensation Committee Charter, which is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          All of the members of our Executive Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (or the Exchange Act)), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current New York Stock Exchange listing standards and Tredegar’s Governance Guidelines). No Committee member is a current or former employee of Tredegar or any of our subsidiaries.

Executive Compensation Committee Interlocks and Insider Participation

          No member of our Executive Compensation Committee was at any time an officer or employee of Tredegar, or is related to any other member of our Executive Compensation Committee, any other member of our Board or any executive officer of Tredegar.

Audit Committee Matters

          As noted above, our Audit Committee currently consists of Messrs. R. Gregory Williams (Chairman), Austin Brockenbrough, III, and Donald T. Cowles. The functions of our Audit Committee are more fully described under “Report of the Audit Committee” beginning on page 54 of this proxy statement and in the Audit Committee Charter, which is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          Upon the recommendation of our Nominating and Governance Committee, our Board has determined that each member of our Audit Committee is independent of management and free of any relationships that, in the opinion of our Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange and in accordance with the Audit Committee Charter.

          Our Board has determined that Mr. R. Gregory Williams is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. Our Board has further determined that each of the members of our Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by our Board in its business judgment.

          Our Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by our independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit and permissible non-audit services and to engage the independent registered public accounting firm for any audit and permissible non-audit services not included in the budget. For both types of pre-approval, our Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. Our Audit Committee may delegate pre-approval authority to the Chairperson of our Audit Committee. Our Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by our Audit Committee.

Nominating and Governance Committee Matters

          As noted above, our Nominating and Governance Committee currently consists of Messrs. Austin Brockenbrough, III (Chairman), Richard L. Morrill and R. Gregory Williams. The functions of our Nominating and Governance Committee include identifying, recruiting and recommending director candidates for nomination by our Board and determining and approving director compensation (except for a director who is also our Chief Executive Officer, whose compensation is determined solely by our Executive Compensation Committee). Our Nominating and Governance Committee’s functions are more fully described in the Nominating and Governance Committee Charter, which is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          All members of our Nominating and Governance Committee are independent, as defined under the general independence standards of the New York Stock Exchange listing standards. Furthermore, the Governance Guidelines require that all members of our Nominating and Governance Committee be independent.

CORPORATE GOVERNANCE

Board of Directors

          Our Board is currently composed of nine directors, five of whom our Board has determined are independent under the corporate governance listing standards of the New York Stock Exchange and our Governance Guidelines (see “Tredegar’s Board of Directors” beginning on page 7 of this proxy statement). The primary mission of our Board is to represent and protect the interests of our shareholders by overseeing management and acting in the best interests of Tredegar and our shareholders. Our Board has an independent, non-executive Chairman whose duties and responsibilities are separate and distinct from those of our Chief Executive Officer. The responsibilities of the standing committees of our Board are addressed separately in this proxy statement.

          In addition to charters for the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee of our Board, our corporate governance structure is enhanced with a comprehensive Code of Conduct and a set of Governance Guidelines, each as described below.

Code of Conduct

          Our Code of Conduct applies to our officers, employees and directors, including our Chief Executive Officer and our Chief Financial Officer (who also serves the functions of Chief Accounting Officer and Controller). We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are honesty, integrity and fairness in our business operations and in our dealings with others. Diligently applying these standards makes good business sense and allows us to earn the trust and respect of our shareholders, employees, customers, suppliers, regulators and the communities in which we operate. We have provided employees, customers and suppliers with a number of avenues for the reporting of ethics violations or similar concerns, including an anonymous telephone hotline provided by a third-party vendor. Our Code of Conduct reflects the foregoing principles. Our Code of Conduct is available on our website and is also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

Governance Guidelines

          Our Board has also adopted a set of Governance Guidelines that reflect our governance principles and our long-standing commitment to maintaining high corporate governance standards. Our Governance Guidelines are available on our website and are also available in print to any shareholder upon request. See “Voting Information — Where can I find Tredegar’s corporate governance materials?” on page 4 of this proxy statement.

          Our Nominating and Governance Committee is responsible for periodically reviewing the Governance Guidelines and the Code of Conduct and for considering and, as necessary, making recommendations on governance issues that should be addressed by our Board.

Director Attendance at Annual Meeting of Shareholders

          Our policy is that directors attend the annual meeting of shareholders. All of our directors who were directors at the time of the 2008 annual meeting of shareholders attended the 2008 annual meeting.

Director Continuing Education

          We support the attendance of our directors at director education programs sponsored by third parties. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In addition, we sponsor internal educational programs for our Board on topics developed in consultation with our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Messrs. John D. Gottwald, a director and our President and Chief Executive Officer, and William M. Gottwald, a director and a Vice Chairman of the Board, are brothers. In addition, Mr. Thomas G. Slater, Jr., is married to Mr. John D. Gottwald’s sister-in-law and is a partner of the law firm of Hunton & Williams LLP, which provides legal services to us on a variety of matters. Messrs. John D. Gottwald and William M. Gottwald (or the Gottwalds), together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement between them with respect to the acquisition, retention, disposition or voting of Tredegar common stock. In addition, because members of the Gottwalds are directors and among our largest shareholders, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of our Board.

          On January 21, 2009, Floyd D. Gottwald, Jr. filed a new Schedule 13D to report his holdings of Tredegar common stock. As noted in Schedule 13D filings made by John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr. on January 21, 2009, because (i) there is no agreement among John D. Gottwald, William M. Gottwald and Floyd D. Gottwald, Jr. with respect to the acquisition, retention, disposition or voting of their shares of Tredegar common stock and (ii) Floyd D. Gottwald., Jr. does not serve in any decision-making capacity with Tredegar, they believe that these separate filings are more appropriate and that Floyd D. Gottwald, Jr. is not a part of the Gottwald “group.”

          Our Audit Committee is primarily responsible for approving related person transactions. Our Audit Committee operates under a written charter, the relevant provisions of which require the Committee to review related person transactions for potential conflicts of interest situations. The Audit Committee reviews each related person transaction on a case by case basis and approves only those related person transactions that it determines in good faith to be in the best interest of Tredegar.

          For purposes of this policy, a “related person transaction” has the same meaning as in Item 404 of Regulation S-K: any transaction, since the beginning of Tredegar’s last fiscal year, or any currently proposed transaction, in which Tredegar was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

          For purposes of this policy, a “related person” has the same meaning as in Item 404 of Regulation S-K: any person who was a director, a nominee for director or an executive officer of Tredegar during our preceding fiscal year (or an immediate family member of such a director, nominee for director or executive officer of Tredegar) or a beneficial owner of more than five percent of the outstanding Tredegar common stock (or an immediate family member of such owner).

          In addition, pursuant to our Investment Conflict of Interest Policy, our Investment Policy Committee is responsible for approving any transactions by our employees, officers or directors involving investments in non-marketable securities in which we are also invested. Our Investment Policy Committee is composed entirely of independent directors.

STOCK OWNERSHIP

          Below is information on the beneficial ownership of Tredegar common stock as of February 2, 2009 by each director and each executive officer named in the Summary Compensation Table on page 36 of this proxy statement. The table also shows the beneficial ownership of all directors and executive officers of Tredegar as a group as of February 2, 2009.

Security Ownership of Management

	Number of Shares with Sole Voting and Investment Power		Number of Shares with Shared Voting and Investment Power	Total Number of Shares		Percent of Class(a)

	Outstanding	Options

Directors, Nominees and Certain Executive Officers (b)
Austin Brockenbrough, III	41,969	—	7,160	49,129	(c)
Donald T. Cowles	7,469	—	—	7,469
D. Andrew Edwards	18,866	—	—	18,866
John D. Gottwald	1,966,484	—	1,038,841	3,005,325	(d)	8.86%
William M. Gottwald	8,685	—	1,031,080	1,039,765	(e)	3.06%
McAlister C. Marshall, II	1,883	—	—	1,883
Richard L. Morrill	8,169	—	—	8,169
George A. Newbill	754	—	—	754
Norman A. Scher	109,811	—	180	109,991
Larry J. Scott	26,511	—	—	26,511
Thomas G. Slater, Jr.	6,169	—	3,200	9,369	(f)
Nancy M. Taylor	63,312	22,500	30	85,842
R. Gregory Williams	7,769	—	2,000	9,769	(g)
All directors, nominees and executive officers as a group (15)(h)(i)	2,292,519	37,500	2,082,491	4,399,076		12.95%

          (a)          Unless a specific percentage is noted in this column, each person owns less than 1% of the outstanding shares of Tredegar common stock.

          (b)          Some of the shares may be considered to be beneficially owned by more than one person or group listed and are included in the table for each.

          (c)          Austin Brockenbrough, III, disclaims beneficial ownership of 7,160 shares of Tredegar common stock.

          (d)          John D. Gottwald disclaims beneficial ownership of 193,303 shares of Tredegar common stock. See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

          (e)          William M. Gottwald disclaims beneficial ownership of 185,542 shares of Tredegar common stock. See also Notes (a) and (b) to the “Security Ownership of Certain Beneficial Owners” table that follows.

          (f)          Thomas G. Slater, Jr., disclaims beneficial ownership of 3,200 shares of Tredegar common stock.

          (g)          R. Gregory Williams disclaims beneficial ownership of 2,000 shares of Tredegar common stock.

          (h)          The directors and executive officers have sole voting and investment power over their shares, except for those listed under the heading “Number of Shares with Shared Voting and Investment Power,” which are held by or jointly with spouses, by children or in partnerships or trusts. Any shares of Tredegar common stock held under our benefit plans for any director or executive officer are included in the number of shares over which that person has sole voting or investment power. Shares held by the trustees of those plans for other employees are not included. See Note (g) to the “Security Ownership of Certain Beneficial Owners” table that follows.

          (i)          Two directors, Messrs. John D. Gottwald and William M. Gottwald, share voting and investment power for 13,506 shares of Tredegar common stock. This overlap in beneficial ownership has been eliminated in calculating the total number of shares and the percentage of class owned by management as a group.

          The table below lists any person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us who beneficially owned more than 5% of the shares of Tredegar common stock as of February 2, 2009.

Security Ownership of Certain Beneficial Owners

Names and Addresses of Beneficial Owners	Number of Shares of Common Stock		Percent of Class

John D. Gottwald and William M. Gottwald(a) c/o John D. Gottwald 1100 Boulders Parkway Richmond, VA 23225	4,877,121	(b)(c)	14.37%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,170,950	(d)	9.35%

Floyd D. Gottwald, Jr. c/o Albemarle Corporation 330 South Fourth Street Richmond, VA 23219	3,068,148		9.04%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	2,850,083	(e)	8.40%

Frank Russell Trust Company, as Trustee for the Tredegar Corporation Retirement Savings Plan(f) 909 A Street Tacoma, WA 98402	2,162,262	(g)	6.37%

Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	1,847,477	(h)	5.44%

          (a)          Messrs. John D. Gottwald and William M. Gottwald, together with members of their immediate families, may be deemed to be a “group” for purposes of Section 13(d)(3) of the Exchange Act, although there is no agreement between them with respect to the acquisition, retention, disposition or voting of Tredegar common stock.

          (b)          Messrs. John D. Gottwald and William M. Gottwald, individually or together, have sole voting and investment power over all of the shares of Tredegar common stock disclosed except for 2,901,952 shares held by their respective wives and children, and in trusts, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership.

          (c)          This amount includes 257,593 shares of Tredegar common stock owned of record by JPMorgan Chase Bank, N.A., as trustee of the Tredegar Corporation Retirement Savings Plan (or the Savings Plan), for the benefit of John D. Gottwald. This amount does not include shares held by the trustee of the Tredegar Savings Plan for the benefit of other employees.

          (d)          Based solely on the information contained in Amendment No. 4 to the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2009.

          (e)          Based solely on the information contained in Amendment No. 3 to the Schedule 13D filed with the Securities and Exchange Commission on March 23, 2009.

          (f)          Effective February 13, 2009, the trustee for the Savings Plan was changed from Frank Russell Trust Company to JPMorgan Chase Bank, N.A.

          (g)          This amount includes 257,593 shares of Tredegar common stock owned of record by the trustee of the Savings Plan for the benefit of John D. Gottwald. The trustee votes shares of Tredegar common stock held under the Savings Plan according to instructions obtained from employees participating in the plan. If a participating employee does not give the trustee voting instructions, the trustee votes the employee’s shares according to our Board’s recommendations to the shareholders (as long as doing so is consistent with the trustee’s fiduciary duties). Because members of the Gottwald family are directors and our largest shareholders, they may be considered to be “control persons” of Tredegar and have the ability to control the recommendations of our Board.

          (h)          Based solely on the information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

          We have two primary operating businesses — Film Products and Aluminum Extrusions. Both businesses are in highly competitive industries that require outstanding customer service and manufacturing efficiency. To lead and manage these businesses, we require high-caliber executive talent with strong vision and operational skills.

          The objectives of our executive compensation plans are to attract, motivate and retain highly qualified executive officers. To accomplish these objectives, we rely on a pay strategy that emphasizes performance-based compensation through annual and long-term incentives. We believe that this pay strategy aligns with our business strategy of generating strong operating results and shareholder value creation while controlling fixed costs. In this manner, we believe that our executive compensation program supports and reinforces our business objectives and creates a strong link between pay and performance.

          Allocations between short-term and long-term compensation opportunities and between cash and equity awards take into account market data, but may vary over time and among executives. This variance is desirable to maintain alignment between executive rewards and business priorities and is necessary to reflect both company-specific and individual factors relevant to pay decisions. Greater detail regarding these company-specific and individual factors is included in this discussion.

Process and Procedure for Determining Compensation of Executive Officers

          The primary role of our Executive Compensation Committee (or, for purposes of this discussion, the Committee) is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers, including the executive officers listed in the Summary Compensation Table on page 36 of this proxy statement (or the named executive officers). The Committee has the overall responsibility to evaluate the performance of and determine the compensation of our Chief Executive Officer and approve the compensation structure for our other executive officers. Our Chief Executive Officer makes specific recommendations to the Committee regarding the compensation of the other executive officers based on the compensation structure approved by the Committee. After review and discussion, the Committee gives its final approval. The Committee reports regularly to our Board on matters relating to the Committee’s actions.

          Under its charter, the Committee has the authority to engage compensation consultants to assist the Committee in fulfilling its responsibilities. In 2008, the Committee engaged Pearl Meyer & Partners (or Pearl Meyer) as its outside advisor for executive compensation. Pearl Meyer reported directly to the Committee, and the scope of its work was directed by the Committee. In 2008, the Committee directed Pearl Meyer to provide a market competitive assessment of executive compensation levels for our named executive officers. Based on this request, Pearl Meyer’s services to the Committee in 2008 included the following:

•	the development of a peer group for compensation comparisons;

•	the identification of relevant published compensation survey data;

•	the collection and analysis of compensation levels for similar positions in similar companies;

•	a comparison of Tredegar’s pay levels and pay mix relative to market practices;

•	a comparison of Tredegar’s performance relative to peer company performance; and

•	an assessment of Tredegar’s short-term and long-term incentive plan designs.

Pearl Meyer completed a competitive market study for the Committee to use in its deliberations regarding the approval of compensation arrangements for 2008. This study relied on 2008 proxy statements and published compensation survey sources, which provided the latest available pay data at the time.

          The competitive market study was based on the pay data and executive compensation practices at the following 15 companies, which were chosen because they operate in similar industries, with similar annual revenues, market capitalization and profitability (collectively referred to as the peer group):

Company Name	2007 Revenues $ millions	Market Cap August 2008	2007 EBIT Margin(1)
Silgan Holdings Inc.	$2,923	$1,983	9.1%
Mueller Industries	$2,699	$1,042	6.9%
Hercules Inc.	$2,136	$2,429	14.1%
Griffon Corp.	$1,617	$370	2.4%
AptarGroup Inc.	$1,892	$2,741	11.2%
Century Aluminum Co.	$1,798	$2,392	16.9%
Spartech Corp.	$1,452	$322	5.3%
Polymer Group Inc.	$1,060	$224	5.7%
Chesapeake Corp.	$1,060	$26	3.5%
Constar International Inc.	$882	$23	2.1%
AEP Industries Inc.	$786	$125	7.2%
Myers Industries Inc.	$919	$464	6.5%
Buckeye Technologies Inc.	$826	$361	12.2%
Neenah Paper Inc.	$991	$283	5.6%
Rogers Corp.	$431	$719	6.5%
Median Statistics	$1,060	$370	6.5%

Data from S&P’s Research Insight

(1)     EBIT Margin is defined as earnings before interest and taxes divided by revenue.

The same peer group was used for pay and performance comparisons. Published compensation survey data was used in addition to peer group data to arrive at a “market consensus” pay level for each executive officer. The peer group and published compensation survey data (collectively referred to as market data or levels) were weighted equally in calculating the market consensus pay level for each executive officer.

          In determining the compensation of our Chief Executive Officer and approving the compensation structure for our other executive officers, the Committee considers our performance, individual executive performance, recommendations from the Chief Executive Officer (for all positions other than the CEO position), and peer group and published compensation survey data. The Committee also reviews tally sheets prepared by management showing all elements of compensation and total compensation payable to each named executive officer. This ensures that the Committee has a total compensation perspective when making decisions regarding specific elements of the compensation program.

Executive Officer Compensation Program

          The core elements of the compensation program for our executive officers are described below:

Element	Description	Objective

Base salary and bonus	Fixed compensation	Reflects competitive market compensation, individual performance, experience and level of responsibility

	Discretionary cash bonus for exemplary service to Tredegar	Rewards exemplary service to Tredegar

Annual incentives	Short-term variable compensation via the 2008 annual incentive plan	Rewards achievement of financial performance goals and individual performance objectives

Long-term incentives	Long-term variable compensation via the 2004 Equity Incentive Plan	Rewards achievement of long- term performance goals and shareholder value creation

Health and Welfare Benefits	401(k) Plan, Insurance and Savings Plan Benefit Restoration Plan	Provides competitive benefits and savings opportunities for retirement

Pension(1)	Retirement Income Plan and Supplemental Retirement Benefit Restoration Plan	Provides retirement security

          (1)          Effective January 1, 2007, we closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007. Subject to the terms of the Pension Plan, Participants will, however, continue to earn benefit credit for each year of service after 2007.

Elements of Compensation

     Base Salaries

          We provide our executive officers with base salaries that are targeted within competitive market levels and that reflect the executive’s skills and abilities, experience, responsibility, internal equity, performance and potential. In order to control fixed costs, we generally target base salaries around the 50th percentile market level. The Committee believes setting base salaries at this level allows us to attract, motivate and retain highly qualified executive officers while maintaining an appropriate cost structure. However, other company-specific and executive-specific factors are equally if not more important in the final determination of base salary levels.

          For 2008, the Committee determined annual base salary increases based on a variety of factors including individual performance, competitiveness of the officer’s salary, our financial condition, operating results and other variable components of compensation (i.e., annual and long-term incentives). In setting Mr. Gottwald’s compensation, the Committee considered, in addition to the previously described factors, Mr. Gottwald’s ownership of a significant amount of Tredegar common stock, together with the fact that his total compensation for 2007 was well below market levels. After considering the relevant data, and in recognition of the contributions made and expected to be made by Mr. Gottwald, the Committee determined that Mr.

Gottwald’s compensation should be brought more in line with market base salaries for chief executive officers. For 2008, the following salary increases were approved for each named executive officer:

Named Executive Officer	2007 Salary	2008 Salary	% Increase

John D. Gottwald	$360,000	$540,000	50%

D. Andrew Edwards	$281,780	$298,680	6%

Nancy M. Taylor	$299,358	$317,328	6%

Larry J. Scott	$181,055	$186,480	3%

McAlister C. Marshall, II	$257,500	$272,952	6%

Aggregate NEOs	$1,379,693	$1,615,440	17%

          For Mr. Gottwald, the increase in base salary was the next step in the process of increasing his base salary to be more in line with market pay levels. For Ms. Taylor, Mr. Edwards and Mr. Marshall, their increases were partially based on performance (merit adjustment) and partially based on current market positioning (market adjustment) given their level of experience. Mr. Scott received only a merit-based adjustment to base salary. Mr. Marshall terminated his employment with Tredegar on September 5, 2008.

          In terms of current market positioning, the Pearl Meyer study provided the following comparison of base salary relative to market data for each named executive officer:

Named Executive Officer	2008 Tredegar Base Salary	2008 Market Base Salary (@ 50th Percentile)	Tredegar Base Salary v. Market (@ 50th Percentile)

John D. Gottwald	$540,000	$725,000	74.5%

D. Andrew Edwards	$298,680	$350,000	85%

Nancy M. Taylor	$317,328	$425,000	75%

Larry J. Scott	$186,480	$165,000	113%

          Based on advice from Pearl Meyer, we consider salaries to be aligned with our targeted market position as long as actual salaries are within plus or minus 10% of the specified market level (i.e., between 90% and 110% of the 50th percentile). Three of our executives have a base salary below the targeted range (i.e., below 90% of the 50th percentile), and one executive is above the range (i.e., above 110% of the 50th percentile). The Committee believes that the skills that this employee has after many years of experience in our businesses provide contributions to Tredegar beyond those of the employee’s peers at comparable companies.

     Bonuses

          From time to time, we provide our executive officers with discretionary cash bonuses, which are intended to reward exemplary service to Tredegar. For 2008, the CEO recommended and the Committee approved a cash bonus to Ms. Taylor in the amount of $75,000. This discretionary bonus was recommended and approved to acknowledge Ms. Taylor’s significant contributions to the Company’s performance, not only as President of the Film Products Division, but also her contributions to Tredegar’s strategic plan.

     Annual Incentives

          Annual incentive opportunities serve to link executive rewards to our financial performance and the achievement of individual objectives. Our strategy is to target annual incentive opportunities around the 50th percentile (i.e., median market level) for achieving targeted performance levels, with upside opportunity to earn above 50th percentile incentives when performance goals are exceeded. For 2008, each named executive officer had the following award opportunities as a percentage of base salary:

Named Executive Officer	Threshold Bonus %	Target Bonus %	Maximum Bonus %

John D. Gottwald	50%	100%	200%

D. Andrew Edwards	25%	50%	100%

Nancy M. Taylor	27.5%	55%	110%

Larry J. Scott	22.5%	45%	90%

McAlister C. Marshall, II	22.5%	45%	90%

In terms of competitive positioning, the Pearl Meyer study provided the following comparison of Tredegar’s annual incentive target opportunities (as a percentage of base salary) relative to market data for each named executive officer:

Named Executive Officer	Tredegar Target	Market Target

John D. Gottwald	100%	74%

D. Andrew Edwards	50%	57%

Nancy M. Taylor	55%	58%

Larry J. Scott	45%	43%

McAlister C. Marshall, II	45%	49%

          Mr. Gottwald’s target incentive opportunity as a percent of salary is higher than the market target to account for the fact that his base salary remains low relative to market base salaries. The combination of Mr. Gottwald’s base salary and target incentive opportunity produces a total cash compensation opportunity that remains below the market 50th percentile.

          As in prior years, the 2008 Cash Incentive Plan measured performance using a combination of financial performance and individual goals and objectives. However, the financial performance target must be achieved before any incentives can be earned. The following table sets forth the weightings applied to these categories in 2008 for each named executive officer:

	2008 Cash Incentive Plan Weightings

Named Executive Officer	Corporate	Division	Individual

John D. Gottwald	50%	0%	50%

D. Andrew Edwards	50%	0%	50%

Nancy M. Taylor	0%	70%	30%

Larry J. Scott	50%	0%	50%

McAlister C. Marshall, II	50%	0%	50%

          For 2008, financial performance was measured by economic profit added (or EPA). We use EPA to measure the financial performance of our manufacturing operations. EPA excludes from earnings unusual items and losses associated with plant shutdowns, asset impairments and restructurings, gains from the sale of assets, investment write-downs, gains and losses from non-manufacturing operations, stock option charges under SFAS 123 or SFAS 123(R), pension income or expense for the Retirement Income Plan and other special items that may be recognized or accrued under U.S. generally accepted accounting principles. The accounting principles used in determining EPA are applied on a consistent basis with the immediately prior year with exceptions approved by our Chief Executive Officer and Chief Financial Officer.

          In addition, for the purpose of EPA-based incentive award computations in 2008, EPA excluded the following items:

•	discretionary bonuses since amounts are unpredictable, uncontrollable at the management level and possibly significant; and

•	accounting charges for stock unit awards to our CEO.

          The Committee believes that EPA is an effective and appropriate performance measure for incentive compensation at Tredegar because it reflects both income statement performance and capital discipline. For each of the named executive officers other than Ms. Taylor, EPA from manufacturing operations was measured based on our consolidated results; for Ms. Taylor EPA was measured based on the performance of the Film Products Division, which Ms. Taylor leads. The Committee believes that measuring EPA on a Division basis for Ms. Taylor and on a consolidated basis for the other named executive officers appropriately aligns incentive opportunities with each named executive officer’s scope of responsibility and accountability.

          The Committee reviewed and approved the financial goals used for the 2008 Cash Incentive Plan, and believed that the degree of stretch performance required for target and maximum payouts, which was consistent in degree of difficulty to the 2007 Cash Incentive Plan, appropriately aligned pay and performance. The financial performance goals used for the 2008 Cash Incentive Plan were as follows:

	Threshold	2008 EPA Targets (Thousands $) Target	Maximum
Film Products	(7,000)	(4,638)	(777)
Aluminum	(1,000)	2,500	3,900
Corporate	(17,496)	(12,249)	(8,007)

          In addition to these financial performance goals, the Committee included individual performance goals in determining an executive’s incentive payments under the 2008 Cash Incentive Plan. Individual performance categories for our Chief Executive Officer included: (1) the development, implementation and execution of strategies at both corporate and operating company levels, (2) company financial and operational results, (3) organizational stability and effectiveness, and (4) succession planning and management development. With respect to the other executive officers, individual performance metrics were drawn from the following categories: budgets, compliance objectives, successor development objectives, risk management objectives, strategic investment objectives, operating profit, cost reductions, development of strategic plans, process improvement and organizational effectiveness. Specific measurements are assigned to each individual performance objective early in the year for which the performance will be measured and results are determined based on the assessment of the degree of accomplishment of each objective. The Committee does not apply a precise formula in linking individual results to incentive payment amounts, but rather uses these accomplishments, or lack of accomplishment, to determine the incentive amount applicable to the individual component of the formula, up to 100% of the weighting for the individual component.

          Both Aluminum and Corporate met the 2008 EPA goals between the threshold and target levels, with EPA for Aluminum of $363 and EPA for Corporate of $(16,110). Payments in excess of the threshold level are determined based on a straight line interpolation of the EPA between the threshold and target level. The Committee approved the following incentive payments for the following named executive officers:

Named Executive Officer	Percent of Base Salary	Dollar Value of Annual Incentive

John D. Gottwald	54.6%	$294,700

D. Andrew Edwards	27.3%	$81,501

Larry J. Scott	24.6%	$45,796

          In the case of Messrs. Edwards and Scott, these amounts were determined based on the incentive formula for EPA performance and the CEO’s assessment of Messrs. Edwards’ and Scott’s performance relative to their individual goals and objectives. In the case of Mr. Gottwald, the amount was determined based on the incentive formula for EPA performance and the Board’s assessment of Mr. Gottwald’s performance relative to his individual goals and objectives. The Committee reviewed and confirmed Tredegar’s performance results before approving payouts under the 2008 Cash Incentive Plan.

          Because EPA goals were not achieved for the Film Products Division, Ms. Taylor received no incentive payment under the 2008 Cash Incentive Plan. Mr. Marshall terminated his employment with Tredegar on September 5, 2008 and received no incentive payment under the 2008 Cash Incentive Plan.

     Long-Term Incentives

          Long-term incentives, primarily equity-based awards, are an important element of our compensation program. The 2004 Plan allows for the granting of stock options, restricted stock, stock appreciation rights and other equity awards based on Tredegar common stock, as well as performance-based long-term incentive cash awards. We believe long-term incentives, such as those permitted by the 2004 Plan, promote our success by focusing employee efforts on achieving those performance goals that lead to long-term growth of shareholder value.

          The 2004 Plan reserved 2,000,000 shares for use by the Committee in providing equity-based long-term incentive awards to executive officers, employees, and other individuals providing valuable services to Tredegar or our subsidiaries. In addition, to recognize the different economic impact of certain option awards and non-option awards, no more than an aggregate of 600,000 shares (30% of the shares reserved) may be granted under the 2004 Plan in the form of non-option awards. For a further discussion of the 2004 Plan, see “Compensation of Executive Officers — Tredegar Corporation 2004 Equity Incentive Plan” beginning on page 40 of this proxy statement.

          In 2008, the Committee reviewed and considered various forms and methods of providing long-term incentive compensation opportunities to the named executive officers. After considering factors such as pay and performance alignment, shareholder alignment, retention goals, accounting cost, share usage, shareholder dilution, the ratio of short-term and long-term compensation, tax implications, peer group practices, and market trends, the Committee approved the use of performance stock units (or Performance Units) and stock options under our 2004 Plan. Performance Units are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions.

          Based upon the considerations described above, in 2008 the Committee approved the following Performance Unit grants to each named executive officer:

Named Executive Officer	Performance Measure	Grant Date	Award

John D. Gottwald	2009 EPA and 2009 EPS from Operations	2/21/08	40,000

D. Andrew Edwards	2009 EPA and 2009 EPS from Operations	2/21/08	8,500

Nancy M. Taylor	2009 EPA and 2009 EPS from Operations	2/21/08	12,000

Larry J. Scott	2009 EPA and 2009 EPS from Operations	2/21/08	4,000

McAlister C. Marshall, II	2009 EPA and 2009 EPS from Operations	2/21/08	7,500

          Each of the named executive officers received a grant of Performance Units tied 50% to 2009 EPA goals and 50% to 2009 earnings per share (EPS) from Operations goals; if the performance criteria for 2009 for both 2009 EPA and 2009 EPS from Operations goals are satisfied, the shares will vest on March 31, 2010. Mr. Marshall terminated his employment with Tredegar on September 5, 2008, and the Performance Units granted to him were cancelled as of that date. The Committee believes that this design effectively balances the performance and retention objectives of the long-term incentive program.

          During 2008, the Committee also approved the following non-qualified stock option grants to each named executive officer:

Named Executive Officer	Grant Date	Award

John D. Gottwald	2/21/08	100,000

D. Andrew Edwards	2/21/08	22,000

Nancy M. Taylor	2/21/08	30,000

Larry J. Scott	2/21/08	10,000

McAlister C. Marshall, II	2/21/08	20,000

          These stock options vest two years from the date of grant, provided the named executive officer is employed or provides services to Tredegar on the vesting date, and have a seven-year term. The Committee approves stock option awards only following receipt of advice that we are not in possession of material non-public information. Furthermore, we do not time or plan to time our release of material non-public information for the purpose of affecting the value of executive compensation. Mr. Marshall terminated his employment with Tredegar on September 5, 2008, and the stock options granted to him in 2008 were cancelled as of that date.

          In 2007, the Committee awarded Performance Units based on the achievement of 2008 EPA from manufacturing operations targets discussed under “Annual Incentives” above. The Film Products Division’s actual 2008 EPA performance was below threshold and, therefore, none of the Performance Units contingent upon 2008 EPA performance were earned by the participants, including Ms. Taylor. Tredegar’s and the Aluminum Extrusions Division’s actual 2008 EPA performance was between the threshold and target levels; therefore, the following Performance Units contingent upon 2008 EPA performance were earned by the named executive officers and will vest on June 30, 2009, provided the named executive officer is employed or provides services to Tredegar on the vesting date:

Named Executive Officer	Performance Units Earned

John D. Gottwald	18,691

D. Andrew Edwards	7,008

Larry J. Scott	5,840

Other Benefits for Chief Executive Officer and Executive Officers

          In addition to the cash and equity compensation discussed above, we provide our Chief Executive Officer and other named executives with the same benefits package available to all of our salaried employees. When setting and determining annual compensation, the Committee reviews and considers all elements of compensation, including the benefits listed below:

•	health and dental insurance (portion of costs);

•	basic life insurance;

•	long-term disability insurance;

•	Savings Plan and Savings Plan Benefit Restoration Plan (401(k) plan); and

•	Tredegar Corporation Retirement Income Plan (defined benefit pension plan) (the Pension Plan).

          We have also historically provided to a limited number of key executives, including Messrs. Gottwald and Scher (our former CEO and currently a director), a supplemental executive retirement program, or “SERP,” known as the Tredegar Corporation Retirement Benefit Restoration Plan. See “Pension Benefits” beginning on page 43 of this proxy statement for additional information. Effective December 31, 2005, however, we terminated further participation in our SERP and froze benefit accruals for existing participants as part of our efforts to maintain an appropriate cost structure.

          In 2007, we redesigned our retirement programs to better meet the needs of today’s mobile workforce, permit more individual involvement in retirement planning and be more affordable, predictable and controllable in terms of cost. While we believe that the Savings Plan generally met these objectives, we determined that the unpredictability of the cost under the defined benefit pension plan was undesirable. Therefore, we made the decision to shift our focus from the defined benefit pension plan to the defined contribution plan for all salaried employees and for hourly employees at Lake Zurich and Red Springs. We paid particular attention to minimizing the potential negative impact the changes may have on the longer service employees who were closer to retirement.

          Effective January 1, 2007, we implemented the following changes to our retirement programs:

•

We closed the Pension Plan to new employees and froze the pay for active employees used to compute benefits as of December 31, 2007. Participants will, however, continue to earn benefit credit for each year of service after 2007, subject to the terms of the Pension Plan.

•

We began making matching contributions to the Savings Plan of $1.00 for every $1.00 the participant contributes, up from the prior contribution of 50 cents for each $1.00 the participant contributed. The maximum matching contribution was up to 6% of an employee’s base pay for 2008.

•

We adopted immediate vesting for active employees of past matching contributions to the Savings Plan as well as future matching contributions as opposed to the five-year incremental vesting scale that was in place, and we began enrolling newly hired employees automatically at 3% of base pay, unless they elect to enroll at a different level.

          On October 29, 2007, we announced changes to our health care plan, which took effect on January 1, 2008. In summary, we are offering employees a triple option plan consisting of a “core” medical plan, which provides lesser benefits than the previous plan, a “buy-up” plan, which provides benefits that are substantially similar to those offered under the previous plan but at a premium to employees, and a high deductible health plan. Our contribution is based upon the coverage level selected by the employee, irrespective of the employee’s choice of medical plan. The purpose of the change is to reduce overall plan cost while maintaining a competitive benefits offering.

          We do not provide executives with additional perquisites that many companies have used as additional compensation, such as:

•	executive employment contracts upon entering into employment with the company;

•	company cars or vehicle allowances;

•	personal use of corporate assets; and

•	company-funded deferred compensation programs.

          We do not believe that these types of programs are currently needed to attract, motivate and retain highly qualified executive officers.

Corporate Tax and Accounting Considerations

          The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of our Chief Executive Officer or the next four most highly-compensated officers of Tredegar. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

          The Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under 162(m) if it is determined to be in the best interests of Tredegar and our shareholders. At the present time, we are not at risk of losing a deduction under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

          As noted above, we attempt to operate in a manner that maintains an appropriate cost structure. As part of our efforts, we regularly review the accounting treatment of different forms of compensation, including the forms of awards available under the 2004 Plan, to determine which forms of awards, if any, (1) serve to motivate appropriately our executive officers to enhance shareholder value and (2) enable us to operate within an appropriate cost structure.

EXECUTIVE COMPENSATION COMMITTEE REPORT

          The Executive Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for Tredegar’s other executive officers. In fulfilling its responsibilities, the Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

Executive Compensation Committee:

Richard L. Morrill, Chairman
Donald T. Cowles
George A. Newbill

February 12, 2009

COMPENSATION OF EXECUTIVE OFFICERS

          This table shows information with respect to the total compensation of our Chief Executive Officer, our Chief Financial Officer and the three other highest compensated executive officers for their services to Tredegar for the fiscal years ended December 31, 2008, 2007 and 2006. This table includes information for Mr. Marshall who would have been included in this table had he been an executive officer as of December 31, 2008 (see Notes (14) and (15) to this table).

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards($)(1)		Option Awards($)(2)	Non- Equity Incentive Plan Compen- sation($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings($)		All Other Compen- sation($)		Total($)

John D. Gottwald President and Chief Executive Officer(4)	2008	510,000		-0-	157,345		252,500	294,700	56,562	(6)	32,394	(12)	1,333,000
									29,499	(7)
	2007	347,500		100,000	244,309		-0-	-0-	21,573	(8)	22,543		735,925
									-0-	(9)
	2006	245,833	(5)	-0-	-0-		-0-	427,500	67,483	(10)	13,963		790,680
									35,901	(11)
D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer	2008	295,863		-0-	97,866		63,324	81,501	26,429	(6)	19,370	(12)	584,353
	2007	278,708		95,000	58,044		46,643	-0-	15,555	(8)	18,299		512,249
	2006	262,276		-0-	22,320		38,209	138,257	36,205	(10)	14,670		511,937
Nancy M. Taylor Executive Vice President and President, Tredegar Film Products	2008	314,333		75,000	22,320	(13)	87,411	-0-	36,295	(6)	20,499	(12)	555,858
	2007	296,094		30,000	133,463		69,964	82,142	13,175	(8)	19,353		644,191
	2006	278,636		32,000	22,320		57,313	167,864	35,368	(10)	15,492		608,993
Larry J. Scott Vice President, Audit	2008	185,576		-0-	85,271		33,024	45,796	64,658	(6)	12,571	(12)	426,896
	2007	180,176		50,000	52,090		46,643	-0-	90,536	(8)	12,228		431,673
	2006	175,067		-0-	22,320		38,209	92,285	64,106	(10)	10,165		402,152
McAlister C. Marshall, II(14) Vice President, General Counsel and Secretary	2008	184,562		-0-	-0-		-0-	-0-	-0-	(15)	11,314	(12)	195,876
	2007	256,250		80,000	40,644		33,150	-0-	8,947	(15)	11,983		430,974
	2006	62,500		30,000	2,681		8,174	-0-	-0-	(15)	2,500		105,855

          (1)          Represents the dollar amount we recognized for financial reporting purposes for the fiscal years ended on December 31, 2008, 2007 and 2006 computed in accordance with FAS 123R, and, therefore, includes amounts recognized in respect of awards granted in and prior to 2008, 2007 and 2006. For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP. For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008, 2007 and 2006, and are incorporated by reference into this proxy statement.

          (2)          Represents the dollar amount we recognized for financial reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 computed in accordance with FAS 123R, and, therefore, includes amounts recognized in respect of awards granted in and prior to 2008, 2007 and 2006. For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under GAAP. For a description of the assumptions we used, see Note 1 to our financial statements, which is included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2008, 2007 and 2006, and are incorporated by reference into this proxy statement. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value.

          (3)          Represents cash awards to the named executive officers under Tredegar’s annual incentive plans for 2008, 2007 and 2006.

          (4)          Mr. Gottwald was elected President and Chief Executive Officer of Tredegar effective March 1, 2006. He previously served as Chairman of the Board.

          (5)          Mr. Gottwald’s salary for 2006 included $8,333 for January and February when he served as Chairman of the Board. The remaining $237,500 was his salary for the period March through December when he served, as he continues to serve, as President and Chief Executive Officer.

          (6)          This amount represents the change in actuarial present value in the Tredegar Corporation Retirement Income Plan (or the Pension Plan), from December 31, 2007 to December 31, 2008. For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2006	12/31/2007	12/31/2008

Discount Rate	5.75%	6.25%	6.50%

Mortality Table	RP-2000 Combined Healthy Mortality Table, projected with Scale AA to 2008

Retirement Age	Age 60, or current age, if older

Preretirement Decrements	None

Payment Option	Single life annuity with five years of benefits guaranteed

For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated by reference into this proxy statement.

          (7)          This amount represents the change in actuarial present value of Mr. Gottwald’s benefit under the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) from December 31, 2007 to December 31, 2008. Mr. Gottwald is the only named executive officer who participates in the Restoration Plan. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Gottwald, we have used the same assumptions indicated in Footnote 6 above. Benefit accruals under the Restoration Plan were frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated by reference into this proxy statement.

          (8)           This amount represents the change in actuarial present value in the Pension Plan from December 31, 2006 to December 31, 2007. For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the same assumptions indicated in Footnote 6 above. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference into this proxy statement.

          (9)          The actuarial present value of Mr. Gottwald’s benefit under the Restoration Plan decreased by $10,697 from December 31, 2006 to December 31, 2007. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Gottwald, we have used the same assumptions indicated in Footnote 6 above. Benefit accruals under the Restoration Plan were frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and incorporated by reference into this proxy statement.

          (10)        This amount represents the change in actuarial present value in the Pension Plan from December 31, 2005 to December 31, 2006. For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the same assumptions indicated in Footnote 6 above. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and incorporated by reference into this proxy statement.

          (11)        This amount represents the change in actuarial present value of Mr. Gottwald’s benefit under the Restoration Plan from December 31, 2005 to December 31, 2006. For purposes of computing the actuarial present value of the accrued benefit payable to Mr. Gottwald, we have used the same assumptions indicated in Footnote 6 above. Benefit accruals under the Restoration Plan were frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and incorporated by reference into this proxy statement.

          (12)        These amounts include the following:

Name	Matching Contributions under the Tredegar Corporation Retirement Savings Plan($)	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends On Shares In the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends on Shares of Restricted Stock($)	Total($)

John D. Gottwald	13,542	17,058	1,794	-0-	32,394

D. Andrew Edwards	13,272	4,480	337	1,280	19,369

Nancy M. Taylor	13,800	5,059	360	1,280	20,499

Larry J. Scott	8,337	2,797	157	1,280	12,571

McAlister C. Marshall, II	11,074	-0-	-0-	240	11,314

          (13)        For 2008, we reported amounts recognized for stock awards granted to Ms. Taylor that we expect to vest in future periods. Stock awards related to 2007 and 2008 targeted performance levels for Film

Products will not vest. The reversal of 2007 FAS 123R expense ($111,143), or any additional expense that might have been recognized in 2008, have not been included in the amounts reported for 2008.

          (14)        We hired Mr. Marshall on October 1, 2006, and he resigned on September 5, 2008.

          (15)        As noted above, Mr. Marshall resigned on September 5, 2008. He neither attained normal retirement age nor had five years of vesting service and therefore had no benefit under the Pension Plan. As a result, the actuarial present value of his benefit under the Pension Plan decreased by $8,947 from December 31, 2007 to September 5, 2008.

Employment Agreements

          On August 12, 2008, Tredegar entered into a Severance Agreement (or the Agreement) with Mr. Edwards. Given the difficulty of attracting and retaining high quality finance leaders, as well as Mr. Edwards’ long tenure with Tredegar giving him a unique company perspective and the significant contributions he has made and is expected to continue to make to Tredegar, the Executive Compensation Committee decided it to be in Tredegar’s best interest to enter into the Agreement with Mr. Edwards. Under the terms of the Agreement, should Mr. Edwards be terminated without cause or resign with good reason (as such terms are defined in the Agreement), he will be entitled to a payment equal to the greater of $600,000 or two times his base salary, payment of the current year’s annual incentive as if his employment continued through the date the annual bonuses are paid, accelerated vesting of options and restricted stock, which options will remain exercisable for the terms set forth in their relevant option agreements, settlement of outstanding stock units as if his employment continued through the settlement date of those awards, reimbursement of COBRA premiums and up to $25,000 in outplacement benefits.

          In addition, under the terms of the Agreement and in consideration of the payments set forth in the Agreement, Mr. Edwards covenants not to compete with Tredegar for a two-year period following the date of his termination without cause or resignation with good reason, subject to limited exceptions, as a principal, agent, employee, employer, consultant, co-partner or otherwise, or in any other individual or representative capacity, directly or indirectly, to render any services for a competitor (as defined in the Agreement) that are substantially similar to or the same as those Mr. Edwards provided to Tredegar.

          The Agreement will have an initial term of five years and thereafter will be extended annually, unless a majority of the Board decides that the term will not be extended.

Grants of Plan-Based Awards

          The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2008.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Threshold ($)	Target ($)	Maximum ($)	Target (#)

John D. Gottwald
		270,000	540,000	1,080,000
	2/21/2008				40,000			619,200
	2/21/2008					100,000	15.80	606,000

D. Andrew Edwards
		75,000	150,000	300,000
	2/21/2008				8,500			131,580
	2/21/2008					22,000	15.80	133,320

Nancy M. Taylor
		130,003	260,005	520,010
	2/21/2008				12,000			185,760
	2/21/2008					30,000	15.80	181,800

Larry J. Scott
		41,958	83,916	167,832
	2/21/2008				4,000			61,920
	2/21/2008					10,000	15.80	60,600

McAlister C. Marshall, II(4)
		61,414	122,828	245,657
	2/21/2008				7,500			116,100
	2/21/2008					20,000	15.80	121,200

          (1)          Represents the annual incentive opportunities under the 2008 Cash Incentive Plan. The actual amount paid to each named executive officer under the 2008 Cash Incentive Plan is included under “Summary Compensation Table – Non-Equity Incentive Plan Compensation” above.

          (2)          Represents Performance Units granted in 2008.

          (3)          Represents options granted to each named executive officer under the 2004 Plan.

          (4)          Mr. Marshall resigned his employment with us on September 5, 2008, and he is therefore not eligible for payment. Mr. Marshall also forfeited all unvested Performance Units and stock options.

Tredegar Corporation 2004 Equity Incentive Plan

          Tredegar Corporation has a 2004 Equity Incentive Plan (or the 2004 Plan), which our shareholders approved. The purposes of the 2004 Plan are to assist in recruiting and retaining the services of individuals with high ability and initiative, provide greater incentives for employees and other individuals who provide valuable services to us and our subsidiaries and associate the interests of those persons with those of Tredegar and our shareholders. As noted under “Approval of the Amended and Restated 2004 Equity Incentive Plan” beginning on page 50 of this proxy statement, we are asking our shareholders to approve amendments to the 2004 Plan. For more information on the 2004 Plan and the proposed amendments, please see the discussion on page 50 of this proxy statement.

2008 Grants

          During 2008, we made grants of performance-based stock units (or Performance Units) under the 2004 Plan to the named executive officers. Performance Units are an unfunded promise to deliver shares of common stock in the future upon achievement of both performance and service conditions. We also made grants of non-qualified stock options under the 2004 Plan to the named executive officers. These option grants had two year vesting and a seven year term.

          For a further discussion of the Performance Units and stock options granted to the named executive officers in 2008, see “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” beginning on page 32 of this proxy statement.

2008 Cash Incentive Plan

          We adopted an annual incentive compensation plan for 2008 (payable in early 2009) for executive officers and certain other key employees of Tredegar and our subsidiaries (or the 2008 Cash Incentive Plan). For a further discussion of the 2008 Cash Incentive Plan, including the estimated future payouts that were established dependent upon pre-determined financial performance targets and personal performance metrics, see “Compensation Discussion and Analysis — Elements of Compensation — Base Salaries and Annual Incentives -— Annual Incentives” beginning on page 30 of this proxy statement.

Outstanding Equity Awards At Fiscal Year-End

          The following table presents information regarding the number and value of stock option awards and stock awards for the named executive officers outstanding as of the fiscal year ended December 31, 2008.

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(2) ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John D. Gottwald	-0-	100,000	(1)	$15.80	2/21/2015	18,000	(3)	327,240
						40,000	(4)	727,200

D. Andrew Edwards	-0-	22,000	(1)	15.80	2/21/2015	8,000	(5)	145,440
						6,750	(3)	122,715
						8,500	(4)	154,530

Nancy M. Taylor	22,500	-0-		15.11	3/7/2013	8,000	(5)	145,440
	-0-	30,000	(1)	15.80	2/21/2015	9,000	(4)	163,620
						12,000	(4)	218,160

Larry J. Scott	-0-	10,000	(1)	15.80	2/21/2015	8,000	(5)	145,440
						5,625	(3)	102,263
						4,000	(4)	72,720

McAlister C. Marshall, II(6)	-0-	-0-		-0-	N/A	-0-		-0-

          (1)          The stock options become exercisable on February 21, 2010.

          (2)          In accordance with the stock option plans under which the shares indicated in the table were granted, the per share exercise price for the stock options was not less than the fair market value of the shares of Tredegar common stock on the date of the grant of the option, as determined by the closing price as reported on the New York Stock Exchange composite tape on that date.

          (3)          These Performance Units were tied to 2008 EPA goals. The Film Products Division actual 2008 EPA performance was below threshold and, therefore, none of the Performance Units contingent upon 2008 EPA performance were earned by the participants, including Ms. Taylor. Tredegar’s and the Aluminum Extrusions Division’s actual 2008 EPA performance was between the threshold and target levels; therefore, the following Performance Units contingent upon 2008 EPA performance were earned by the named executive officers and will vest on June 30, 2009, provided the named executive officer is employed or provides services to Tredegar on the vesting date:

Named Executive Officer	Performance Units Earned	Value ($)

John D. Gottwald	18,691	339,802

D. Andrew Edwards	7,008	127,405

Larry J. Scott	5,840	106,171

          The value of the Performance Units is based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite tape on December 31, 2008.

          (4)          These Performance Units are tied to 2009 EPA and EPS goals; if the performance criteria for 2009 are satisfied, the shares will be earned by the named executive officer and will vest on March 31, 2010.

          (5)          The shares of restricted Tredegar common stock will vest on March 18, 2009.

          (6)          Mr. Marshall resigned his employment with us on September 5, 2008 and forfeited all unvested stock options and stock awards.

Option Exercises and Stock Vested

          The following table presents information concerning the exercise of stock options for the named executive officers during the fiscal year ended December 31, 2008. There were no other exercises of options, SARs or similar instruments or vesting of stock (including restricted stock, restricted stock units or other similar instruments) for the named executive officers during the fiscal year ended December 31, 2008.

Option Exercises

	Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

John D. Gottwald	-0-	-0-

D. Andrew Edwards	35,000	80,573

Nancy M. Taylor	20,000	14,638

Larry J. Scott	25,000	60,350

McAlister C. Marshall, II	-0-	-0-

Pension Benefits

          The following table presents information as of December 31, 2008 concerning each of our defined benefit plans that provide for payments or other benefits to the named executive officers at, following or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)

John D. Gottwald(2)	Pension Plan	30	769,276
	Restoration Plan	27	679,062

D. Andrew Edwards	Pension Plan	16	283,700

Nancy M. Taylor	Pension Plan	17	292,851

Larry J. Scott	Pension Plan	28	757,660

McAlister C. Marshall, II(3)	Pension Plan	1.8075	-0-

          (1)          For purposes of computing the actuarial present value of the accrued benefit payable to the named executive officers, we have used the following assumptions:

	12/31/2006	12/31/2007	12/31/2008

Discount Rate	5.75%	6.25%	6.50%

Mortality Table	RP-2000 Combined Healthy Mortality Table, projected with Scale AA to 2008

Retirement Age	Age 60, or current age, if older

Preretirement Decrements	None

Payment Option	Single life annuity with five years of benefits guaranteed

Benefit accruals under the Restoration Plan are frozen as of December 31, 2005. For a description of the assumptions we used, see Note 11 to our financial statements and the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension Benefits” both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated by reference into this proxy statement.

          (2)          We froze Mr. Gottwald’s benefits under the Restoration Plan on December 31, 2005.

          (3)          We hired Mr. Marshall on October 1, 2006, and he resigned on September 5, 2008. He neither attained normal retirement age nor had five years of vesting service and therefore had no benefit under the Pension Plan.

Pension Plan

          The Tredegar Corporation Retirement Income Plan (or the Pension Plan) is a defined benefit pension plan applicable generally to salaried, full-time employees who are not covered by a collective bargaining agreement. All of the named executive officers participate in the Pension Plan.

          The Pension Plan assumes a normal retirement age of 65 and does not impose a vested service requirement as a condition to paying benefits to a participant who retires upon reaching that age. In most other cases involving a separation of service from Tredegar before age 65, a participant must have accrued at least five years of pension vesting service, as defined in the Pension Plan, in order to be entitled to receive any benefits under the Pension Plan. As of December 31, 2008, our named executives had accrued the following number of pension vesting service years under the Pension Plan for their service through December 31, 2008:

Name	Vesting

John D. Gottwald	31

D. Andrew Edwards	16

Nancy M. Taylor	17

Larry J. Scott	29

McAlister C. Marshall, II	2

          A participant who retires at age 65 or later, with certain exceptions, is entitled to a monthly benefit paid as a single life annuity with five years of guaranteed payments. The monthly payment equals 1/12th of the sum of:

•

1.1% of his or her final average pay (which is calculated and frozen as of December 31, 2007 and determined by averaging the participant’s base salary plus 50% of incentive bonuses for his or her three consecutive highest paid years in the ten-year period preceding January 1, 2008) multiplied by the number of years of pension benefit service he or she has accrued; and

•	0.4% of his or her final average pay in excess of the participant’s 2007 social security covered compensation, multiplied by his or her years of pension benefit service.

          Unless he or she elects otherwise, a participant in the Pension Plan who is married as of the date he or she is eligible to begin receiving payments under the Pension Plan will receive his or her payments as a qualified joint and survivor annuity, which is the actuarial equivalent of the single life annuity with five years guaranteed. This form of annuity provides a reduced monthly retirement benefit payable to the participant for life followed by monthly payments to his or her spouse in an amount equal to 50% of the amount the participant received during life. Under the contingent annuity option of the Pension Plan, an unmarried participant may also elect to receive reduced monthly payments for life followed by monthly payments to a named contingent annuity in an amount equal to 100%, 75% or 50% of the amount payable to the participant during his or her lifetime.

          In accordance with the provision in the Pension Plan allowing us to amend, modify or terminate it at any time, effective January 1, 2008, we closed the Pension Plan to new participants and froze the pay and covered compensation used to compute benefits for existing participants as of December 31, 2007. Existing participants in the Pension Plan will, however, continue to earn benefit credit for each year of service after 2007, subject to the terms of the Pension Plan.

Retirement Benefit Restoration Plan

          The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under a tax qualified pension plan, such as the Pension Plan, and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 2008, the maximum benefit limitation was $179,786 (based on a five-year certain and life annuity payable at age 65) and the earnings limitation was $230,000.

          Because of these limitations, we adopted the Tredegar Corporation Retirement Benefit Restoration Plan (or the Restoration Plan) to restore those benefits that cannot be paid under the Pension Plan due to the

Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The Executive Compensation Committee has discretion over which highly-compensated employees can participate in the Restoration Plan. The Executive Compensation Committee can amend, modify or terminate the Restoration Plan at any time and is entitled to revoke or rescind an executive’s designation as a participant in the Restoration Plan.

          Mr. Gottwald is the only named executive officer who currently participates in the Restoration Plan. The benefit to which he is entitled upon retirement is the amount actually payable under the Pension Plan subtracted from the amount that would have been payable under the Pension Plan if not for the Internal Revenue Code limitations.

          In accordance with the provision in the Restoration Plan allowing us to amend, modify or terminate it at any time, effective December 31, 2005, we closed the Restoration Plan to new participants and froze benefit accruals for existing participants.

Nonqualified Deferred Compensation

          The following table presents information concerning the Savings Plan Benefit Restoration Plan for Employees of Tredegar Corporation (or the SPBR Plan), which is a defined contribution plan that provides for the deferral of compensation of the named executive officers on a basis that is not tax qualified.

Name	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)

John D. Gottwald	18,851	25,060	-0-	222,473

D. Andrew Edwards	4,818	5,112	-0-	44,102

Nancy M. Taylor	5,419	5,449	-0-	47,259

Larry J. Scott	2,954	2,469	-0-	21,302

McAlister C. Marshall, II	-0-	-0-	-0-	-0-

          (1)          These amounts represent the sum of the amounts included in Note (12) to the Summary Compensation Table on page 36 of this proxy statement under the columns “Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan” and “Dividends on Shares in the Tredegar Corporation Savings Plan Benefit Restoration Plan.”

          (2)           These amounts include the following amounts that were previously reported as compensation in the Summary Compensation Table of our 2008 proxy statement:

Name	Matching Contributions under the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Dividends On Shares In the Tredegar Corporation Savings Plan Benefit Restoration Plan($)	Total($)

John D. Gottwald	17,057	1,794	18,851

D. Andrew Edwards	4,480	338	4,818

Nancy M. Taylor	5,059	360	5,419

Larry J. Scott	2,796	156	2,954

McAlister C. Marshall, II	-0-	-0-	-0-

          Because of Internal Revenue Code limitations on the matching contributions we are entitled to make on behalf of highly-compensated employees to Tredegar’s Savings Plan, we adopted the SPBR Plan under which we credit the matching contribution we would have been able to make to the Savings Plan, but for the Internal Revenue Code limitations, to an account representing the employee’s interest in the SPBR Plan for each payroll period. Every employee who qualifies as highly-compensated becomes a member of the SPBR Plan as of the date his or her contributions to the Savings Plan are limited by IRS regulations.

          Our contributions to the SPBR Plan are converted to phantom shares of Tredegar common stock based on the fair market value at the end of the month in which the contributions are credited. Contributions to the SPBR Plan either match those that could not be made to the Savings Plan because of Internal Revenue Code limitations or are dividends on shares of stock already credited to the participant.

          The value of an account at any given time is based upon the fair market value of Tredegar common stock. The fair market value of Tredegar common stock was $22.61 on December 31, 2006, $16.08 on December 31, 2007 and $18.18 on December 31, 2008. All named executive officers, except for Mr. Marshall, participated in the SPBR Plan in 2008. We reserve the right to terminate or amend the SPBR Plan at any time.

          A participant in the SPBR Plan becomes 100% vested in his or her benefit under the Plan if he or she works at least one hour on or after January 1, 2008.

          If a participant retires at age 65, dies or separates from employment due to death or a disability, he or she receives a distribution of the total value of his or her benefit under the SPBR Plan on the last day of the month following distribution of benefits under the Savings Plan, subject to Internal Revenue Code Section 409A. A participant who otherwise separates from service receives the value of his or her vested benefit in the SPBR Plan as of the last day of the month during which he or she receives the distribution of his or her vested benefit in the Savings Plan, subject to Internal Revenue Code Section 409A.

Other Potential Payments Upon Termination or a Change in Control

Equity Incentive Plans

          Grants Under the 2004 Equity Incentive Plan. Stock options, shares of restricted Tredegar common stock and performance units granted under the 2004 Plan vest immediately upon the named executive officer’s death, termination of employment due to disability, a change of control of Tredegar, or retirement (except in the case of the performance units and provided that the named executive officer has reached 65 years of age).

          The 2004 Plan generally provides that a change in control occurs if (1) a person (or a group of persons) becomes the owner of 50% or more of our voting securities, (2) there is a substantial change in the composition of our Board, (3) there is a business combination in which our shareholders own 80% or less of the surviving entity or (4) our shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

          The table included below assumes a change in control occurred on December 31, 2008 and provides the value that each named executive officer could have realized from the equity awards he or she held as of December 31, 2008 based on the closing price of shares of Tredegar common stock on the New York Stock Exchange composite tape on that date.

Name	Equity Awards (#)	Exercise Price($/Sh)	Value upon Change of Control($)

John D. Gottwald	30,000	-0-	545,400
	40,000	-0-	727,200
	100,000	$15.80	238,000

	8,000	-0-	145,440
	11,250	-0-	204,525
D. Andrew Edwards	8,500	-0-	154,530
	22,000	$15.80	52,360

	8,000	-0-	145,440
	22,500	$15.11	69,075
Nancy M. Taylor	15,000	-0-	272,700
	12,000	-0-	218,160
	30,000	$15.80	71,400

	8,000	-0-	145,440
	9,375	-0-	170,438
Larry J. Scott	4,000	-0-	72,720
	10,000	$15.80	23,800

McAlister C. Marshall, II(1)	-0-	-0-	-0-

          (1)           Mr. Marshall resigned his employment with us on September 5, 2008 and forfeited all unvested stock options and stock awards.

Employment Agreements

          As discussed on page 39 of this proxy statement, Tredegar entered into a Severance Agreement with Mr. Edwards in 2008. Had Mr. Edwards been terminated without cause or resigned with good reason on December 31, 2008, he would have been entitled to the following payments:

Payment Based on Annual Salary and Bonus	$749,340
Acceleration of Unvested Stock Awards, Performance Units and Stock Options(1)	556,885
Continuation of Medical, Dental and Vision Coverage under Tredegar’s Health Plans(2)	18,014
Outplacement Services	25,000

          (1)           The effect of accelerating any unvested restricted stock award and unvested stock performance unit awards at December 31, 2008 is based on the number of each such award multiplied by the closing price of Tredegar’s Common Stock at December 31, 2008. The effect of accelerating any unvested stock option at December 31, 2008 is based on the difference between the closing price of Tredegar’s Common Stock at December 31, 2008 and the respective option’s exercise price.

          (2)           The Company has agreed to reimburse Mr. Edwards for the cost of such coverage until the earlier of (i) the date that Mr. Edwards or his qualified beneficiary is no longer entitled to continue coverage under COBRA or (ii) the end of the eighteenth month of such coverage.

Restoration Plan

          Our Executive Compensation Committee amended the Restoration Plan as of December 31, 2005. As of that date, no new employees may participate in the plan and benefit accruals were stopped for any participant in the Restoration Plan who was not entitled to receive a benefit payment as of December 31, 2005. This change affected Mr. Gottwald who is the only named executive officer who participates in the Restoration Plan.

          Retirement. Upon retirement, a named executive officer participating in the Restoration Plan will be entitled to a monthly benefit under the Restoration Plan equivalent to the difference between the monthly benefit he or she would have received under the Pension Plan but for the application of the limitations set forth in Internal Revenue Code Sections 415 and 401(a)(17) and the monthly benefit to which he or she is actually entitled under the Pension Plan. We will determine the monthly benefit and begin paying the monthly benefit on the date the named executive officer is scheduled to begin receiving benefits under the Pension Plan, subject to Internal Revenue Code Section 409A. The named executive officer will receive the monthly benefit under the Restoration Plan as a single life annuity with five years of benefits guaranteed if the executive is not married on the date benefits are scheduled to begin. Benefits will be paid in the form of a 50% qualified joint and survivor annuity with five years of benefits at the unreduced level guaranteed if the executive is married on the date benefits are scheduled to begin.

          Termination (including Termination upon a Change in Control or due to total disability). Mr. Gottwald will vest in his accrued benefit in the Restoration Plan at the earliest of age 65, termination of employment, total disability or death, provided our Executive Compensation Committee has not removed him from the list of eligible employees.

          Death. If Mr. Gottwald dies before retirement, his surviving spouse will receive a benefit paid as a 50% qualified joint and survivor annuity. If Mr. Gottwald dies after his benefits commence under the Restoration Plan, his surviving spouse will receive a benefit paid as a 50% qualified joint and survivor annuity. If the executive has not received five years of payments at the unreduced level at his death, his spouse will receive the remaining guaranteed payments before the benefit is reduced to the 50% level.

          The table included below provides information with respect to the monthly benefits we would have had to pay to Mr. Gottwald, assuming any of the events described above had occurred on December 31, 2008. Payments under the Restoration Plan will commence on the date of (1) six months after the executive separates from service (the first payment will include any postponed benefits) or (2) the executive’s earliest date under the Pension Plan, if his employment ends prior to his 55th birthday.

Name	Single Life Annuity with Five-Year Guaranteed Payment on Retirement($)	Payment on Termination($)	Payment on Termination Due to a Change in Control($)	Payment on Disability($)	Payment on Death($)

John D. Gottwald	6,974	-0-	-0-	-0-	6,974

SPBR Plan

          Retirement. In the event a named executive officer retires from Tredegar, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

          Termination. If the named executive officer’s employment with us ends due to termination, he or she will be entitled to receive the value of his or her vested benefit in the SPBR Plan as of the last business day of the month in which he or she receives his or her vested benefit under the Savings Plan, subject to Internal Revenue Code Section 409A.

          Disability. If the named executive officer separates from service due to a disability, he or she will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which his or her benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

          Death. If the named executive officer dies while under our employment, his or her beneficiary will be entitled to receive the total value of his or her interest in the SPBR Plan as of the last business day of the month in which the named executive officer’s benefit under the Savings Plan is distributed, subject to Internal Revenue Code Section 409A.

          The table included below provides information with respect to the benefits we would have had to pay to the named executive officers assuming any of the events described above had occurred on December 31, 2008.

Name	Payment on Retirement($)(1)	Payment on Termination($)(1)	Payment on Death($)(1)

John D. Gottwald	222,473	222,473	222,473

D. Andrew Edwards	44,102	44,102	44,102

Nancy M. Taylor	47,259	47,259	47,259

Larry J. Scott	21,302	21,302	21,302

McAlister C. Marshall, II	-0-	-0-	-0-

           (1)           Under the terms of the SPBR Plan, in the event that any of these events occurred on December 31, 2008, the earliest payment date would be January 30, 2009 and the amount payable would be based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on January 30, 2009, the date of payment. In addition, the SPBR Plan provides that payment for a portion of the shares of Tredegar common stock held in a participant’s account would be withheld for six months and the payment would be based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on the date of payment. The amounts set forth above assume that the total payment was made on December 31, 2008 based on the closing price of Tredegar common stock on the New York Stock Exchange composite tape on that date.

APPROVAL OF THE AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

          Tredegar currently has in effect the 2004 Equity Incentive Plan (or the 2004 Plan) which was adopted by the Board and approved by shareholders in 2004. The 2004 Plan permits the grant of options, stock appreciation rights (or SARs), stock and stock unit awards and incentive awards.

          On March 27, 2009, the Board amended and restated the 2004 Plan (or the Amended and Restated 2004 Plan), subject to the approval of shareholders. The amendments adopted by the Board (i) increase the 2004 Plan’s share authorization, (ii) increase the aggregate limit on the issuance of shares as stock awards and in settlement of stock units, (iii) authorize the Executive Compensation Committee of the Board (the Committee) to take certain actions with respect to awards if there is a Change in Control of Tredegar and (iv) extend the term of the 2004 Plan.

          The Board believes that the 2004 Plan has benefited, and the Amended and Restated 2004 Plan will benefit Tredegar by (i) assisting in recruiting and retaining the services of individuals with high ability and initiative, (ii) providing greater incentives for employees and other individuals who provide valuable services to Tredegar and its subsidiaries and (iii) associating the interests of those persons with those of Tredegar and its shareholders. The more significant features of the Amended and Restated 2004 Plan are summarized below. Except as specifically identified in the following summary, the terms of the Amended and Restated 2004 Plan are the same as the terms of the 2004 Plan as originally approved by shareholders.

          The following summary is qualified in its entirety by reference to the Amended and Restated 2004 Plan, a copy of which is attached as an annex to the electronic copy of this proxy statement filed with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s website at www.sec.gov.

Administration

          The 2004 Plan is administered by the Committee. The Committee has the authority to select the individuals who will participate in the 2004 Plan (or Participants) and to make awards upon such terms (not inconsistent with the terms of the 2004 Plan) as the Committee considers appropriate. The Committee has complete authority to interpret the provisions of the 2004 Plan, to prescribe the form of agreements evidencing awards and to make all determinations necessary or advisable for the administration of the 2004 Plan. Notwithstanding the preceding sentences, the Board administers the 2004 Plan with respect to awards that are made to directors who are not employees of Tredegar or one of its affiliates.

          The Committee may delegate its authority to administer the 2004 Plan to the Executive Committee of the Board or to an officer of Tredegar (although to date the Committee has not delegated its authority to administer the 2004 Plan). The Committee may not delegate its authority, however, with respect to individuals who are subject to Section 16 of the Exchange Act. This summary uses the term “Administrator” to refer to the Committee, any delegate of the Committee and, in the case of awards to non-employee directors, the Board.

Eligibility

          Any employee of Tredegar, any employee of any of its affiliates and any person who provides services to Tredegar or an affiliate (including members of the Board) are eligible to participate in the 2004 Plan if the Administrator determines that the individual has contributed significantly or can be expected to contribute significantly to the profits or growth of Tredegar or one of its affiliates. Tredegar is not able to estimate the number of individuals who may be selected by the Administrator to participate in the 2004 Plan or the type or size of awards that the Administrator will approve.

Awards

          Options. Options granted under the 2004 Plan may be incentive stock options (or ISOs) or nonqualified stock options. A stock option entitles the holder to purchase shares of common stock from Tredegar at the option price. The option price will be fixed by the Administrator on the date the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. Except for adjustments related to stock dividends, stock splits, etc. (as described below), the exercise price of an outstanding option may not be reduced without shareholder approval. The option will be exercisable at the times and subject to the conditions prescribed by the Administrator. The option price may be paid in cash or, if permitted by the terms of the option agreement, by the surrender of common stock that the Participant has held for at least six months. The option term will be set by the Administrator but it cannot exceed ten years. The 2004 Plan provides that no Participant may be granted options in any calendar year for more than 450,000 shares.

          SARs. The 2004 Plan also permits the grant of SARs. A stock appreciation right or SAR generally entitles the holder to receive a payment equal to the excess, if any, of the fair market value of the common stock on the date of exercise over the “initial value” of the SAR (the fair market value of the common stock on the date of grant). Except for adjustments related to stock dividends, stock splits, etc. (as described below), the initial value of an SAR may not be reduced without shareholder approval. The amount payable upon the exercise of an SAR may be settled in cash, with shares of common stock or a combination of cash and common stock as the Administrator determines in its discretion. SARs may be exercised at such times and subject to such conditions as the Administrator may establish. The maximum term of an SAR is ten years. SARs may be granted alone or in conjunction with an option (in which case the exercise of the option reduces the number of shares that remain subject to the SAR and vice versa). The 2004 Plan provides that no Participant may be granted SARs in any calendar year for more than 450,000 shares.

          Stock Awards and Stock Units. The 2004 Plan permits the grant of stock awards and the grant of stock units. A “stock award” is an award of common stock. A “stock unit” is an award that allows the Participant to earn a benefit based on the fair market value of a share of common stock. Stock awards and stock units may be nontransferable or subject to forfeiture or both unless and until conditions prescribed by the Administrator are satisfied. The conditions may include, for example, a requirement that the Participant complete a stated period of service or that certain performance objectives be achieved. The objectives may be based on performance goals that are stated with reference to the performance criteria described below. A stock award or stock unit that is not immediately vested and transferable will be restricted for a period of at least three years (or one year if the award is subject to objectives stated with reference to the performance criteria described below). The 2004 Plan provides that no Participant may be granted stock awards and/or stock units in any calendar year covering more than 75,000 shares.

          Incentive Awards. Incentive awards also may be granted under the 2004 Plan. An “incentive award” is an opportunity to earn a cash payment upon the achievement of stated performance objectives. The performance objectives will be stated with reference to the performance criteria described below. The 2004 Plan provides that no Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 75% of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

          Performance Criteria. The Administrator may prescribe that stock awards and stock units will become vested only upon the satisfaction of performance objectives. As noted above, incentive awards may be earned only upon the satisfaction of performance objectives. The 2004 Plan provides that the performance objectives may be stated with reference to the fair market value of the common stock or on Tredegar’s, a subsidiary’s or an operating unit’s economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital or return on assets.

Transferability

          Awards under the 2004 Plan generally are nontransferable other than by will or the laws of descent and distribution. The Administrator may grant options (other than ISOs) and SARs that are transferable during the Participant’s lifetime to members of the Participant’s immediate family and trusts or partnerships of which those individuals are the only beneficiaries or partners.

Change in Control

          As originally adopted and approved by shareholders, the 2004 Plan provided that all outstanding options and SARs will become exercisable and all outstanding stock awards, stock units and incentive awards will be earned if there is a change in control of Tredegar. The Amended and Restated 2004 Plan continues to provide for accelerated vesting of awards if there is a change in control. The Amended and Restated 2004 Plan provides further that upon a change in control the Committee may direct that (i) all outstanding awards will be cancelled in exchange for a payment (in cash, shares or the consideration received by shareholders in the transaction) equal to the value received by shareholders for a share of Tredegar common stock (in the case of stock awards and stock units), any excess of the value received by shareholders over the option price or initial value (in the case of options and SARs) or the full amount that can be earned under incentive awards or (ii) outstanding awards will be assumed by the surviving entity or replaced with awards granted by the surviving entity.

          As originally adopted and approved by shareholders, the 2004 Plan did not include provisions related to the parachute payment tax provisions of Section 280G of the Internal Revenue Code. Section 280G applies to compensation that is payable on account of a change in control (“parachute payments”), which may include accelerated vesting of 2004 Plan awards if there is a change in control of Tredegar. If an individual’s parachute payments exceed a certain amount (generally 2.99 times the individual’s average taxable compensation for the preceding five years), then the individual must pay a 20% excise tax on a portion of the parachute payments and Tredegar is not entitled to deduct a portion of the parachute payments.

          The Amended and Restated 2004 Plan generally provides that each participant’s parachute payments, including those related to 2004 Plan awards, will be reduced to the maximum amount that can be paid without triggering liability for the excise tax and the loss of a deduction by Tredegar. The parachute payments will not be reduced, however, if (i) the participant will realize a greater after-tax benefit by receiving all of the parachute payments and paying his or her own excise tax liability or (ii) if Tredegar and the participant have entered into an agreement that provides for Tredegar to indemnify the participant for any parachute excise tax liability. If either of these exceptions apply, Tredegar will not be allowed to deduct a portion of the parachute payments received by the participant.

          The 2004 Plan generally provides that a change in control occurs if a person (or a group of persons) becomes the owner of 50% or more of Tredegar’s voting securities, if there is a substantial change in the composition of the Board, if there is a business combination in which Tredegar’s shareholders own 80% or less of the surviving entity or if the shareholders approve a liquidation or dissolution of Tredegar or the sale of all or substantially all of Tredegar’s assets.

Share Authorization

          As originally adopted and approved by shareholders, the 2004 Plan authorized the issuance of up to 2,000,000 shares. Approximately 629,000 shares remain available for issuance under the 2004 Plan’s original share authorization. The Amended and Restated 2004 Plan increases the 2004 Plan share authorization by 1,371,000 shares. Thus, if the shareholders approve the Amended and Restated 2004 Plan, the number of shares authorized for issuance under the 2004 Plan for awards granted on and after March 27, 2009, will be 2,000,000 shares plus any additional shares that become available as described in the following paragraph.

          The 2004 Plan provides that if an award granted under the 2004 Plan or a Prior Plan is terminated, forfeited, settled for cash or otherwise settled without the issuance of shares or for fewer shares than the number covered by the award (including a withholding of shares for satisfying tax obligations), then the 2004 Plan’s aggregate share authorization will be increased by the number of terminated, forfeited or reduced shares. In addition, the 2004 Plan’s share authorization will be increased by the number of shares that are tendered to pay an option exercise price or to satisfy tax withholding obligations with respect to awards granted under the 2004 Plan or a Prior Plan. For this purpose, the term “Prior Plan” means our 1989 Incentive Stock Option Plan, 1992 Omnibus Stock Incentive Plan, 1996 Incentive Plan and the Amended and Restated Incentive Plan.

          As originally adopted and approved by shareholders, the 2004 Plan provided that no more than 600,000 shares could be issued as stock awards or in settlement of stock units. Approximately 245,000 shares remain available for issuance as stock awards and in settlement of stock units. The Amended and Restated 2004 Plan increases the number of shares that may be issued as stock awards or in settlement of stock units by 755,000 shares. Thus, if the shareholders approve the Amended and Restated 2004 Plan, the number of shares authorized for issuance as stock awards and in settlement of stock units under the 2004 Plan for awards granted on and after March 27, 2009, will be 1,000,000 shares.

          The share authorization, the limitation on the grant of stock awards and settlement of stock units, the terms of outstanding awards and the individual grant limitations will be adjusted as the Administrator determines is appropriate if we have a stock split, stock dividend, combination, reclassification of shares or similar change in our capitalization.

Amendment and Termination

          The Board may terminate or suspend the 2004 Plan, in whole or in part, at any time. The Board also may amend the 2004 Plan, but the amendment must be approved by shareholders if the amendment (i) increases the number of shares that may be issued under the 2004 Plan or the per individual limitation on awards, (ii) changes the requirements for participation in the 2004 Plan or (iii) modifies the 2004 Plan in any other way that would require shareholder approval under any applicable regulatory requirement, including the rules of the New York Stock Exchange.

          As originally adopted and approved by shareholders, the 2004 Plan provided that no awards could be granted after February 18, 2014. The Amended and Restated 2004 Plan extends the term of the 2004 Plan to March 27, 2019. Awards made on or before that date (or before the earlier termination of the 2004 Plan) will remain valid in accordance with their terms. No amendment of the 2004 Plan will adversely affect a Participant’s rights without the Participant’s consent.

Federal Tax Consequences

          Counsel advised us regarding the federal income tax consequences of the 2004 Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price or the amount paid in settlement of the SAR.

          Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the common stock.

          No income is recognized upon the grant of stock units or an incentive award. Income will be recognized on the date that payment is made under the stock units or incentive award.

          The employer (either Tredegar or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a stock award or the settlement of stock units or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

Vote Required

          The Amended and Restated 2004 Plan must be approved by the holders of a majority of the total votes cast on the Amended and Restated 2004 Plan at the annual meeting, provided that the total votes cast on the Amended and Restated 2004 Plan represents over 50 percent of the number of shares entitled to vote on this proposal. Under the rules of the New York Stock Exchange, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the Amended and Restated 2004 Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes cast on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the Amended and Restated 2004 Plan, provided that the total votes cast on this proposal represents over 50 percent of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the Amended and Restated 2004 Plan.

The Board recommends that you vote “FOR” the approval of the Amended and Restated 2004 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee oversees the quality and integrity of Tredegar’s financial reporting processes and its systems of internal accounting controls. Management is responsible for Tredegar’s financial statements, including its system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements and Tredegar’s internal control over financial reporting. The Audit Committee operates under a written charter that has been adopted by Tredegar’s Board.

          The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP (or PwC), Tredegar’s independent registered public accounting firm, regarding Tredegar’s audited 2008 consolidated financial statements. Management represented to the Audit Committee that Tredegar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

          The Audit Committee has discussed with PwC the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PwC relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with PwC that firm’s independence from Tredegar.

          In reliance upon the Audit Committee’s discussions with management and PwC, and the Audit Committee’s review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the Securities and Exchange Commission.

Audit Committee:

R. Gregory Williams, Chairman
Austin Brockenbrough, III
Donald T. Cowles

March 2, 2009

AUDIT FEES

          The following table lists fees our independent registered public accounting firm, PwC, billed to us for services rendered in fiscal years 2007 and 2008.

	2007	2008

Audit Fees	$1,229,597	$1,129,136

Audit-Related Fees	-0-	164,607

Tax Fees	40,702	36,656

All Other Fees	2,925	4,949

Total Fees	$1,273,224	$1,335,348

          Audit Fees include fees PwC billed for services it performed to comply with the standards of the PCAOB, including the recurring audit of our consolidated financial statements and of our internal control over financial reporting. This category also includes fees for audits PwC provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide and assistance with and review of documents filed with the Securities and Exchange Commission.

          Audit-Related Fees include fees associated with audit services not required by statute or regulation.

          Tax Fees primarily include fees associated with tax audits and tax compliance, tax consulting, and preparation of tax returns for expatriate employees, as well as domestic and international tax planning and assistance.

          All Other Fees include software licensing for online accounting research.

          Our Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditor’s independence.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Our Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and has further directed that management submit such appointment of PwC for ratification by the shareholders at the annual meeting. We expect representatives of PwC to be present at the meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Shareholder ratification of our Audit Committee’s appointment of PwC as our independent registered public accounting firm is not required by our By-laws or otherwise. If our shareholders fail to ratify the appointment, our Audit Committee will take such failure into consideration in future years. If our shareholders ratify the appointment, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Tredegar.

Our Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tredegar’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

DIRECTOR NOMINATING PROCESS AND SHAREHOLDER PROPOSALS

Nominating and Governance Committee Process for Identifying and Evaluating Director Candidates

          Our Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Governance Guidelines. Our Nominating and Governance Committee evaluates all candidates’ qualifications to serve as members of our Board based on the skills and characteristics of individual Board members as well as the composition of our Board as a whole. In addition, our Nominating and Governance Committee will evaluate a candidate’s independence, diversity, age, skills and experience in the context of our Board’s needs.

Director Candidate Recommendations and Nominations by Shareholders

          Our Nominating and Governance Committee’s Charter provides that our Nominating and Governance Committee will consider director candidate recommendations by our shareholders. Shareholders should submit any such recommendations for our Nominating and Governance Committee through one of the methods described under “Voting Instructions — How do I communicate with the Board of Directors?” on page 4 of this proxy statement. There are no differences in the manner in which our Nominating and Governance Committee evaluates director candidates based on whether shareholders recommend the candidates.

          In addition to candidate recommendations, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board so long as that shareholder complies with the requirements set forth in the applicable provisions of our amended and restated By-laws and summarized in “Shareholders’ Proposals” below.

          Our Nominating and Governance Committee did not receive any recommendations of director candidates from any shareholder or group of shareholders during 2008; nor were there any shareholder nominations of any person for election as a director.

Sources for New Nominees

          Messrs. Austin Brockenbrough, III, William M. Gottwald and Richard L. Morrill are current directors standing for re-election. We did not use any third-party search firms to assist in identifying potential director candidates during 2008.

Shareholders’ Proposals

          The regulations of the Securities and Exchange Commission require any shareholder wishing to make a proposal to be acted upon at the 2010 annual meeting of shareholders to present the proposal to Tredegar at our principal office in Richmond, Virginia, no later than December 15, 2009. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

          Article I, Section 10 of our amended and restated By-laws also requires any shareholder wishing to make a proposal to be acted on at an annual meeting to give written notice to our Corporate Secretary not later than 90 days in advance of an annual meeting. The notice must contain:

•	a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting,

•	the name, record address, and class and number of shares beneficially owned by the shareholder proposing such business, and

•	any material interest of the shareholder in such business.

          In addition, Article II, Section 5 of our amended and restated By-laws allows any shareholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary not later than:

•	90 days in advance of an annual meeting, or

•

with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of a special meeting of shareholders is first given to shareholders.

Each notice shall set forth:

•	As to the shareholder giving the notice:

	•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

•

a representation that the shareholder is a holder of record of Tredegar common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination or nominations are to be made by the shareholder.

•	As to each person whom the shareholder proposes to nominate for election as a director:

	•	the name and address of the person or persons to be nominated,

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed under the Securities and Exchange Commission’s proxy rules, had the nominee been nominated, or intended to be nominated, by the Board, and

	•	the consent of each nominee to serve as a director if so elected.

In order for a shareholder to bring other business before a shareholders meeting, we must receive timely notice within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business,

•

a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, and

•	any material interest of such shareholder in such business.

          These requirements are separate from the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

          The amended and restated By-laws are available on our website at www.tredegar.com and on the Securities and Exchange Commission’s website at www.sec.gov. We will also furnish any shareholder a copy of our amended and restated By-laws without charge upon written request to our Corporate Secretary. See “Voting Instructions — How do I communicate with the Board of Directors?” on page 4 of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

          Based solely on its review of the copies of the forms prescribed by Section 16(a) of the Exchange Act received by Tredegar, or written representations from certain reporting persons that no Forms 5 were required for those persons, Tredegar believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 2008, other than the following officers of Tredegar: D. Andrew Edwards, John D. Gottwald, McAlister C. Marshall, II, Larry J. Scott, and Nancy M. Taylor, who each did not timely report the stock options granted to them on February 21, 2008. Each such officer has since reported his or her receipt of such stock options on a Form 4.

BENEFICIAL OWNERS

          Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner may request a separate copy of this proxy statement or the 2008 Annual Report on Form 10-K by contacting our Corporate Secretary in writing at 1100 Boulders Parkway, Richmond, Virginia, 23225 or by telephone at 1-804-330-1144. Beneficial owners with the same address who receive more than one proxy statement and 2008 Annual Report on Form 10-K may request delivery of a single proxy statement and 2008 Annual Report on Form 10-K by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

          Our Board is not aware of any matters to be presented for action at the annual meeting of shareholders other than as described in this proxy statement. However, if any other matters are properly raised at the annual meeting or in any adjournment of the annual meeting, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

A. Brent King Vice President, General Counsel and Secretary

Annex 1

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN
As Amended and Restated
Effective March 27, 2009

ARTICLE I

DEFINITIONS

1.01.	Affiliate means any existing or future “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.

1.02.	Agreement means any written or electronic agreement, contract, notice or other instrument or document (including any amendment or supplement thereto) specifying the terms and conditions of an Award.

1.03.	Award means any Option, SAR, Stock Award, Stock Unit Award, or Incentive Award.

1.04.	Board means the Board of Directors of the Company.

1.05.	Change in Control means the occurrence of any of the following events:

(1)          any Person or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than a Person who is not an Acquiring Person), at any time becomes the Beneficial Owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), other than (i) through an acquisition of Voting Securities directly from the Company, (ii) as a result of the Company’s repurchase of Voting Securities if, thereafter, such Beneficial Owner purchases no additional Voting Securities, or (iii) pursuant to a Business Combination (as defined below) that does not constitute a Change in Control pursuant to subparagraph (3) below.

(2)          Continuing Directors cease to constitute a majority of the members of the Board other than pursuant to a Business Combination that does not constitute a Change in Control pursuant to subparagraph (3) below;

(3)          Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless immediately following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more Subsidiaries) in substantially the same proportions as their

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

ownership, immediately prior to such Business Combination, of the Common Stock and Voting Securities, as the case may be, (ii) no Person (other than a Person who is not an Acquiring Person) Beneficially Owns 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination are Continuing Directors; or

(4)          the shareholders of the Company approve a complete liquidation or dissolution of the Company or the consummation of a sale or other disposition of all or substantially all of the assets of the Company, in each case, unless immediately following such liquidation, dissolution, sale or other disposition, (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Common Stock and Voting Securities outstanding immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of such Common Stock and Voting Securities, as the case may be, (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned by any Person (other than any Person who is not an Acquiring Person), and (iii) at least a majority of the members of the board of directors of such corporation are Continuing Directors immediately following such sale or disposition.

For purposes of the definition of Change of Control, the terms Acquiring Person, Beneficial Owner, Company, Continuing Director, and Person shall have the same definitions given them in the Rights Agreement between Tredegar Corporation and American Stock Transfer & Trust Company, dated as of June 30, 1999, as amended.

1.06.	Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee means the Executive Compensation Committee of the Board.

1.08.	Common Stock means the common stock of the Company.

1.09.	Company means Tredegar Corporation.

1.10.

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions or events, the Control Change Date is the date of the last of such transactions or events.

1.11.

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company unexercised, of that portion of the Option to which the SAR relates.

1.12.	Effective Date means February 18, 2004.

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

1.13.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.14.

Fair Market Value means, with respect to a share of Common Stock, as of any date, (i) the closing price as reported on the New York Stock Exchange composite tape on such date, or, if the shares are not listed on the New York Stock Exchange, as reported on any other such exchange on which the shares are traded, or, in the absence of reported sales on such date, then on the next preceding day that the shares of Common Stock were traded on such exchange, all as reported by such source as the Committee may select or (ii) in the event there is no public market for the shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

1.15.	Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.16.

Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant. Except as provided in Article X, the Initial Value of an outstanding SAR shall not be reduced without the approval of the Company’s shareholders in accordance with applicable law.

1.17.	Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18.

Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, a director, or an individual who provides services to the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.19.	Plan means the Tredegar Corporation 2004 Equity Incentive Plan.

1.20.	Prior Plans means Company’s (i) 1989 Incentive Stock Option Plan, (ii) 1992 Omnibus Stock Incentive Plan, (iii) 1996 Incentive Plan and (iv) Amended and Restated Incentive Plan.

1.21.	Reload Option means an Option described in Section 6.11.

1.22.

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.23.	Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

1.24.	Stock Unit Award means a right to receive the equivalent of shares of Common Stock awarded to a Participant under Article VIII, payable in cash or shares of Common Stock.

1.25.

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Stock Unit Awards and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

The Plan was adopted by the Board on February 18, 2004, and approved by the Company’s shareholders at the 2004 annual meeting of the Company’s shareholders. On March 27, 2009, the Board amended and restated the Plan, as set forth herein, subject to the approval of shareholders.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the vesting or forfeitability of a Stock Award, Stock Unit Award or Incentive Award, including upon a termination of employment or a Change in Control. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which a Stock Unit Award or an Incentive Award may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. Neither the Committee nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Award. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

Notwithstanding the foregoing, the Plan shall be administered by the full Board with respect to Awards to non-employee Directors and any references to the Committee shall be deemed to be references to the Board.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person who provides services to the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company may be selected to participate in this Plan.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.

Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award or Stock Unit Award the Company may issue shares of Common Stock from its authorized but unissued Shares of Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.

Aggregate Limit. Subject to adjustment as provided in Article X, the total aggregate number of shares of Stock that may be issued or transferred under the Plan on and after March 27, 2009, is 2,000,000 shares plus any additional shares that become available in accordance with Section 5.03. Subject to adjustment as provided in Article X, the total aggregate number of shares that may be issued or transferred under the Plan on and after March 27, 2009, pursuant to Awards other than Options or SARs is 1,000,000 shares.

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

5.03.

Reallocation of Shares. If, after the Effective Date, (i) any Award granted hereunder or any award granted under the Prior Plans expires or is terminated unexercised, or is settled for cash or otherwise settled without the issuance of shares of Common Stock or for fewer shares of Common Stock than the maximum number subject to such Award (including where any such shares are withheld to satisfy a Participant’s tax withholding obligations or SARs are net settled), or (ii) any shares of Common Stock are tendered by a Participant to pay the exercise price of, or are delivered to satisfy tax obligations in respect of, any Award under this Plan or any award under any Prior Plan, then any shares of Common Stock covered by such lapsed, cancelled, expired or settled portion of such Award or Prior Plan award and any such tendered shares of Stock shall be available for grant under this Plan. Notwithstanding the foregoing reallocation, no more than 2,000,000 shares may be issued upon the exercise of Options.

ARTICLE VI

OPTIONS

6.01.

Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 450,000 shares of Common Stock.

6.02.

Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted (unless such Option is granted in connection with a transaction described in Article X). Notwithstanding, the preceding sentence, the price per share for shares of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article X, the price per share for Common Stock purchased on the exercise of an Option shall not be reduced without the approval of the Company’s shareholders in accordance with applicable law.

6.03.

Maximum Option Period. The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.

Nontransferability. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the Option is granted, the Option may be

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.

Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence, the Committee may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 under the Exchange Act, as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant, and may not subsequently transfer the Option, except by will or the laws of descent and distribution. In the event of a transfer pursuant to this section, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.

Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.

Exercise. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, no option shall be treated as an incentive stock option to the extent that the aggregate Fair Market Value of the shares of Common Stock subject to the incentive stock options granted under the Plan and all Prior Plans which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a nonqualified option. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.

Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering to the Company (either by actual surrender or by attestation of ownership) shares of Common Stock that have been held by the Participant for at least six months. If

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to his Option until the date of exercise of such Option.

6.10.

Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

6.11.

Reload Options. In the sole discretion of the Committee, the terms of an Option may entitle the Participant to the automatic grant of a “Reload Option” in the event the Participant exercises an Option and surrenders (either by actual surrender or by attestation of ownership) shares of Common Stock to pay all or part of the option price or a tax withholding obligation or the number of shares issuable upon exercise of an Option is reduced to satisfy a tax withholding obligation. A Reload Option (i) shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time and (ii) shall entitle the holder to purchase a number of shares of Common Stock equal to the number of such shares so delivered (either by actual surrender or by attestation of ownership) upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall have (x) an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Reload Option, (y) a term not longer than the remaining term of the original Option at the time of exercise hereof, and (z) such other terms and conditions as the Committee in its sole discretion shall determine.

ARTICLE VII

SARS

7.01.

Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted SARs in any calendar year covering more than 450,000 shares. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award.

7.02.

Maximum SAR Period. The maximum period in which an SAR may be exercised shall be ten years from the date of grant. In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder, such Corresponding SAR shall not be exercisable after the expiration of five years from the

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

date such related Option was granted. The terms of any SAR may provide that it is exercisable for a period less than such maximum period.

7.03.

Nontransferability. Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.

Transferable SARs. Section 7.03 to the contrary notwithstanding, the Committee may grant transferable SARs to the extent and on such terms as may be permitted by Securities Exchange Commission Rule 16b-3 under the Exchange Act, as in effect from time to time. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities. The holder of an SAR transferred pursuant this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant, and may not subsequently transfer the SAR, except by will or the laws of descent and distribution.

7.05.

Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.

Employee Status. If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.

Settlement. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and shares of Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08.	Shareholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.

ARTICLE VIII

STOCK AND STOCK UNIT AWARDS

8.01.

Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or a Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by such Awards; provided, however, that no Participant may receive Stock Awards and/or Stock Unit Awards in any calendar year with respect to more than 75,000 shares of Common Stock.

8.02.

Vesting. The Committee, on the date of the award, may prescribe that a Participant’s rights in the Stock Award or Stock Unit Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. The period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award or Stock Unit Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Committee.

8.03.

Performance Objectives. In accordance with Section 8.02, the Committee may prescribe that Stock Awards and Stock Unit Awards will become vested or transferable or both based on performance objectives stated with respect to the Company, an Affiliate or an operating unit. The Committee may, in its sole and absolute discretion, designate whether any performance-based Stock Award or Stock Unit Award is intended to be “performance-based compensation” as that term is used in Section 162(m). Performance objectives for any Award designated by the Committee as “performance-based compensation” shall be based on one or more financial measures stated with reference to economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or Fair Market Value. Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing performance goals for a performance cycle, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant. If the Committee, on the date of award, prescribes that an Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

8.04.

Employee Status. In the event that the terms of any Stock Award or Stock Unit Award provides that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continued service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.	Shareholder Rights.

          (a)          Stock Awards. The Company may implement the grant of a Stock Award by (i) book-entry issuance of shares to the Participant in an account maintained by the Company at its transfer agent or (ii) delivery of certificates for shares of Common Stock to the Participant bearing a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. While the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that the Committee may provide at the time of grant that dividends shall be subject to the same restrictions as the shares; and provided further, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) if certificates are issued, the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

          (b)          Stock Unit Awards. Each Stock Unit Award shall have a value equal to the Fair Market Value of an equal number of shares of Common Stock. Stock Unit Awards may be paid in cash or shares or a combination of cash and shares, as determined in the sole discretion of the Committee, upon the lapse of the applicable restrictions. The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on Stock Unit Awards at the time of any payment of dividends to shareholders on shares. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Stock Unit Awards.

ARTICLE IX

INCENTIVE AWARDS

9.01.

Award. The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 75% of the Participant’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $250,000.

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

9.02.

Terms and Conditions. The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company, an Affiliate or an operating unit, during a performance period of at least one year, achieves objectives based on one or more financial measures stated with reference to economic profit added, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets or Fair Market Value. Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing performance goals, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

9.03.

Nontransferability. Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04.

Employee Status. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE X

ADJUSTMENT UPON CHANGE IN SHARES OF COMMON STOCK

The maximum number of shares as to which Options, SARs, Stock Awards and Stock Unit Awards may be granted under this Plan, the maximum number of shares that may be transferred pursuant to Awards other than Options and SARs, the terms of outstanding Awards (including, where applicable, the Option price or Initial Value), and the per individual limitations on Awards, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards and Stock Unit Awards may be granted, the maximum number of shares that may be transferred pursuant to Awards other than Options and SARs, the per individual limitations on the number of shares for which Options, SARs, Stock Awards and Stock Unit Awards may be granted or the terms of outstanding Awards.

The Committee may grant Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitation in Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI

CHANGE IN CONTROL

11.01.

Accelerated Vesting. Except as provided in an Agreement, upon a Change in Control, (i) all outstanding Options and SARs shall become exercisable and thereafter may be exercised in accordance with the terms provided in the applicable Agreement, (ii) all outstanding Stock Awards shall become transferable and nonforfeitable and (iii) all outstanding Stock Unit Awards and Incentive Awards shall become earned and nonforfeitable in their entirety. Upon a Change in Control, the provisions of this Article XI shall take precedence over any other provision of the Plan that relates to the vesting of an Award.

11.02.

Assumption Upon Change in Control. In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit Award or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit Award or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

11.03.

Cash-Out Upon Change in Control. In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award, Stock Unit Award or Incentive Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Stock subject to a Stock Award or Stock Unit Award or (iii) the full amount payable under an Incentive Award. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 11.03 without any payment to the Participant.

11.04.

Limitation of Benefits. The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 11.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant; provided, however, that any such benefits that are subject to Code Section 409A shall be reduced last) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant; provided, however, that any such benefits that are subject to Code Section 409A shall be reduced last). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 11.04, it is

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 11.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date.

For purposes of this Section 11.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 11.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 11.04, the limitations and provisions of this Section 11.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

Except as provided in an Agreement, upon a Change in Control, all unvested Awards shall vest as of the Control Change Date. Options and SARs and SARs may be exercised in accordance with the terms provided in the applicable Agreement. Upon a Change in Control, the provisions of this Article XI shall take precedence over any other provision of the Plan or in any Agreement that relates to the vesting of an Award.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

(including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence shares of Common Stock may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.

Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.

Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.

Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of shares of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Company the amount of any taxes required to be withheld with respect to such shares of Common Stock or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals such the minimum amount required to be withheld.

13.04.

Dividend Equivalents. At the discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. All dividend or dividend equivalents which are not

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock, or in the case of dividends or dividend equivalents credited in connection with Stock Awards and Stock Unit Awards, be credited as additional Awards and paid if and when, and to the extent the underlying Awards are earned and paid. The total number of shares of Common Stock available for grant under the Plan shall not reflect any dividends or dividend equivalents that are reinvested and credited as additional Stock Awards or Stock Unit Awards.

13.05.

Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIV

AMENDMENT

The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval of the Company’s shareholders in accordance with applicable law, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Article X, increase the number of shares of Common Stock subject to the Plan or the per individual Award limits, (ii) modify the requirements for participation in the Plan or (iii) modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange.

No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No Award may be granted under this Plan after March 27, 2019. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Unit Awards and Incentive Awards may be granted under the Plan, as amended and restated herein, upon its adoption by the Board, provided that no such Award shall be effective or exercisable unless the Plan, as amended and restated herein, is approved by the Company’s shareholders in accordance with applicable law within twelve months of such adoption. Stock Awards may be granted under the Plan, as amended and restated herein, upon

TREDEGAR CORPORATION
2004 EQUITY INCENTIVE PLAN

the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TREDEGAR CORPORATION RETIREMENT SAVINGS PLAN

TO: JPMorgan Chase Bank, N.A., Savings Plan Trustee

I hereby appoint JPMorgan Chase Bank, N.A. as proxy, with full power of substitution, to vote my proportionate shares of Tredegar Corporation common stock held by it for my savings plan account at the Annual Meeting of Shareholders to be held on May 19, 2009, and at any and all adjournments and postponements thereof as indicated on the reverse side.

Signature of Shareholder

Dated:	, 2009

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTING INSTRUCTION FORM
TREDEGAR CORPORATION RETIREMENT SAVINGS PLAN

A notice and proxy statement regarding the Tredegar Corporation (“Tredegar”) 2009 Annual Meeting of Shareholders is enclosed. A copy of Tredegar’s annual report has been provided to you. As a participant in Tredegar’s Retirement Savings Plan, you may instruct the trustee how to vote your proportionate shares of Tredegar common stock held by the trustee in connection with the Annual Meeting. The number of shares of Tredegar common stock represented by your Retirement Savings Plan account is shown on the reverse side. If you wish to instruct the trustee how to vote your shares, complete, sign and date this form and send it to National City Bank in the enclosed postage-paid envelope so it is received by May 13, 2009. If no instructions are received by the trustee, it will vote your Retirement Savings Plan shares FOR proposals 1, 2 and 3 as contained in the proxy statement and as shown below.

Savings Plan Committee

ê Please fold and detach card at perforation before mailing. ê
-------------------------------------------------------------------------------------------------------------------------------------

TREDEGAR CORPORATION	VOTING INSTRUCTION

This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors

Nominees: Austin Brockenbrough, III William M. Gottwald Richard L. Morrill

	❑ FOR all nominees listed above	❑ WITHHOLD authority	❑ FOR ALL EXCEPT
to vote for all nominees listed above

To withhold authority to vote for any of such nominees mark “FOR ALL EXCEPT” and write the nominee’s name on the line provided below.

2.	Approval of the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan.

❑	FOR	❑	AGAINST	❑	ABSTAIN

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2009.

❑	FOR	❑	AGAINST	❑	ABSTAIN

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting and at any and all adjournments and postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

NOTICE OF ANNUAL MEETING

The Annual Meeting of Shareholders of Tredegar Corporation will be held at Lewis Ginter Botanical Garden, 1800 Lakeside Avenue, Richmond, Virginia, 23228, on Tuesday, May 19, 2009, at 9:00 a.m., Eastern Daylight Time.

You have elected to receive Tredegar’s Annual Report and Proxy Statement electronically. These documents are now available for access and downloading at our website, www.tredegar.com. You will be receiving by mail from our transfer agent, National City, your proxy card, along with a postage-paid return envelope.

Your vote is important. Please use the proxy card to vote your shares and return the completed and signed proxy card in the return envelope.

We appreciate your assistance in reducing our costs by accessing these documents electronically.

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TREDEGAR CORPORATION
Richmond, Virginia

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 19, 2009.

The undersigned hereby appoints D. Andrew Edwards, A. Brent King and Nancy M. Taylor, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of common stock of Tredegar Corporation (“Tredegar”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 19, 2009, and at any and all adjournments and postponements of the meeting.

Signature

Signature

Dated:	, 2009

NOTE: Please sign name exactly as it appears on the stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

ê Please fold and detach card at perforation before mailing. ê
------------------------------------------------------------------------------------------------------------------------------------

TREDEGAR CORPORATION	PROXY

This Proxy, when properly executed, will be voted in the manner directed in this Proxy by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors

Nominees: Austin Brockenbrough, III William M. Gottwald Richard L. Morrill

	❑ FOR all nominees listed above	❑ WITHHOLD authority	❑ FOR ALL EXCEPT
to vote for all nominees listed above

To withhold authority to vote for any of such nominees mark “FOR ALL EXCEPT” and write the nominee’s name on the line provided below.

2.	Approval of the Tredegar Corporation Amended and Restated 2004 Equity Incentive Plan.

❑	FOR	❑	AGAINST	❑	ABSTAIN

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Tredegar for the fiscal year ending December 31, 2009.

❑	FOR	❑	AGAINST	❑	ABSTAIN

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before the meeting and at any and all adjournments and postponements thereof.

❑	Until contrary notice to Tredegar, I consent to access all future proxy statements and annual reports issued by Tredegar over the Internet. E-Mail Address: _________________________________________

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)